SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Costco Wholesale Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

999 Lake Drive

Issaquah, Washington 98027

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO OUR SHAREHOLDERS:

Notice is given that the Annual Meeting of the shareholders of Costco Wholesale Corporation (the “Company”) will be held at the Meydenbauer Center, Center Hall B, 11100 N.E. 6th Street, Bellevue, Washington 98004, on Tuesday, January 29, 2008 at 4:00 p.m., for the following purposes:

1.    To elect five Class III directors to hold office until the 2011 Annual Meeting of Shareholders and until their successors are elected and qualified;

2.    To amend the Company’s Second Restated 2002 Stock Incentive Plan to increase the number of shares available to be granted under the plan;

3.    To ratify the selection of KPMG as the Company’s independent auditors; and

4.    To transact such other business as may properly come before the meeting or any adjournments thereof.

Only shareholders of record at the close of business on November 23, 2007 are entitled to notice of, and to vote at, the meeting. All shareholders are requested to be present in person or by proxy. For the convenience of those shareholders who do not expect to attend the meeting in person and desire to have their shares voted, a form of proxy and an envelope, for which no postage is required, are enclosed. You may also vote by the Internet or telephone. Any shareholder who later finds that he or she can be present at the meeting, or for any reason desires to do so, may revoke the proxy at any time before it is voted.

Please complete, sign, date and mail promptly the accompanying proxy card in the return envelope furnished for that purpose, whether or not you plan to attend the meeting.

Voting by the Internet or telephone is fast, convenient and your vote is immediately confirmed and tabulated. By using the Internet or telephone you help the Company reduce postage and proxy tabulation costs.

Please do not return the enclosed paper ballot if you are

voting over the Internet or by telephone.

VOTE BY INTERNET	VOTE BY TELEPHONE

http://www.proxyvote.com 24 hours a day/7 days a week	(800) 690-6903 via touch tone phone toll-free 24 hours a day/7 days a week

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on January 28, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.	Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on January 28, 2008. Have your proxy card in hand when you call and then follow the instructions.

Your cooperation is appreciated, because a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

By order of the Board of Directors,

Joel Benoliel
Secretary

December 13, 2007

PARKING FACILITY AND DRIVING DIRECTIONS

MEYDENBAUER CENTER

11100 NE 6th Street

Bellevue, Washington

DRIVING DIRECTIONS	PARKING

•       From Seattle via SR-520:

•       Take SR-520 east to I-405 south.

•       Take Exit 13A west to NE 4th Street westbound.

•       Turn right onto 112th Ave NE.

•       Turn left onto NE 6th Street to Meydenbauer Center’s parking garage on the right.

Due to limited parking availability, we encourage you to explore Metro Transit’s commuter services. The Bellevue Transit Center is conveniently located less than a block from Meydenbauer Center.

•       From Seattle via I-90:

•       Take I-90 east to I-405 north.

•       Take Exit 13A west to NE 4th Street westbound.

•       Turn right onto 112th Avenue NE.

•       Turn left onto NE 6th Street to Meydenbauer Center’s parking garage on right.

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

January 29, 2008

SOLICITATION AND REVOCATION OF PROXY

Proxies in the form enclosed are solicited by the Board of Directors of Costco Wholesale Corporation (the “Company”) to be voted at the annual meeting of shareholders to be held on January 29, 2008, or any adjournments (the “Annual Meeting”). The individuals named as proxies are Jeffrey H. Brotman and James D. Sinegal. The accompanying notice of meeting, this Proxy Statement and the form of proxy are being first sent to shareholders on or about December 18, 2007.

All shares represented by proxies received will be voted in accordance with instructions contained in the proxies. The Board of Directors unanimously recommends a vote:

•	FOR the nominees for director listed in these materials and on the proxy;

•	FOR an amendment to the Second Restated 2002 Stock Incentive Plan; and

•	FOR the ratification of the selection of the Company’s independent auditors.

In the absence of voting instructions to the contrary, shares represented by validly executed proxies will be voted in accordance with the foregoing recommendations. A shareholder giving a proxy has the power to revoke it any time before it is voted by providing written notice to the Secretary of the Company, by delivering a later-dated proxy, or by voting in person at the Annual Meeting.

Only shareholders of record at the close of business on November 23, 2007 (the “Record Date”) will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 434,992,162 shares of common stock, par value $.005 per share, outstanding, which represent all of the voting securities of the Company. Each share of common stock is entitled to one vote. Shareholders do not have cumulative voting rights in the election of directors.

A majority of the common stock entitled to vote at the Annual Meeting, present either in person or by proxy, will constitute a quorum. With respect to the election of directors, the five directors receiving the highest number of votes will be elected. Other than the election of directors, the affirmative vote of a majority of the votes cast at the Annual Meeting on each proposal, either in person or by proxy, is required for the approval of each proposal. Shareholders who abstain from voting on any or all proposals will be included in the number of shareholders present at the meeting for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be included in the total of votes cast and will not affect the outcome of the vote.

In addition to mailing this material to shareholders, the Company has asked banks and brokers to forward copies to persons for whom they hold stock of the Company and request authority for execution of the proxies. The Company will reimburse the banks and brokers for their reasonable out-of-pocket expenses in doing so. Officers and employees of the Company may, without being additionally compensated, solicit proxies by mail, telephone, facsimile or personal contact. All proxy-soliciting expenses will be paid by the Company in connection with the solicitation of votes for the Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board is divided into three classes. Directors are elected by class, for three-year terms. Successors to the class of directors whose term expires at any annual meeting are elected for three-year terms. Each of Susan L. Decker, Richard D. DiCerchio, Richard M. Libenson, John W. Meisenbach and Charles T. Munger is nominated as a member of Class III, to serve for a three-year term until the annual meeting of shareholders in 2011 and until his or her successor is elected and qualified.

Each of the nominees has indicated a willingness and ability to serve as a director. If any nominee becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board of Directors. The proxies being solicited will be voted for no more than five nominees at the Annual Meeting. Each director will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present.

The Board of Directors unanimously recommends a vote FOR Proposal 1.

Directors

The following table sets forth information regarding each nominee for election as a director and each director whose term of office will continue after the Annual Meeting.

Name	Current Position with the Company	Age	Expiration of Term as Director
James D. Sinegal	President, Chief Executive Officer and Director	71	2009
Jeffrey H. Brotman	Chairman of the Board of Directors	65	2009
Benjamin S. Carson, Sr., M.D.	Director	56	2010
Susan L. Decker	Director	44	2008
Richard D. DiCerchio	Senior Executive Vice President and Director	64	2008
Daniel J. Evans	Director	82	2009
Richard A. Galanti	Executive Vice President, Chief Financial Officer and Director	51	2009
William H. Gates	Director	82	2010
Hamilton E. James	Director	56	2010
Richard M. Libenson	Director	65	2008
John W. Meisenbach	Director	71	2008
Charles T. Munger	Director	83	2008
Jill S. Ruckelshaus	Director	70	2010

Set forth below is information with respect to each director of the Company. As used below, “Company” means Costco Wholesale Corporation and includes its predecessor company, Costco Wholesale Corporation, as it existed prior to the 1993 merger with The Price Company.

James D. Sinegal is the President and Chief Executive Officer of the Company. Mr. Sinegal is a co-founder of the Company and has been a director since its inception.

Jeffrey H. Brotman is the Chairman of the Board of the Company. Mr. Brotman is a co-founder of the Company and has been a director since its inception.

Benjamin S. Carson, Sr., M.D. has been a director of the Company since May 1999. Since 1984 he has been the Director of Pediatric Neurosurgery at Johns Hopkins University. Dr. Carson is also a director of Kellogg Company.

Susan L. Decker has been a director of the Company since October 2004. She has been the President of Yahoo! Inc. since June 2007. From December 2006 to June 2007 she served as the head of its Advertiser and Publisher Group. She served as the Chief Financial Officer of Yahoo! Inc. from June 2000 through June 2007. From August 1986 to May 2000, Ms. Decker held several positions for Donaldson, Lufkin & Jenrette, including Director of Global Research from 1998 to 2000. She is also a director of Intel Corporation and Berkshire Hathaway Inc.

Richard D. DiCerchio is the Senior Executive Vice President, Chief Operating Officer, Global Operations, Distribution and Construction, Manufacturing and Ancillary Businesses. Mr. DiCerchio has been a Senior Executive Vice President of the Company since 1997. During fiscal 2004 Mr. DiCerchio assumed the responsibilities of Global Operations and Manufacturing and Ancillary Businesses and relinquished the role over Merchandising, which he had held since August 1994. He has been a director since 1986.

Daniel J. Evans has been a director of the Company since January 2003. He has been the chairman of Daniel J. Evans Associates, a consulting firm, since 1989. From 1983 through 1989, he served as the U.S. Senator for the State of Washington, and he was the President of The Evergreen State College from 1977 through 1983. From 1965 through 1977, he served as Governor of the State of Washington. Mr. Evans serves on the boards of NIC Inc. and Archimedes Technology Group.

Richard A. Galanti has been a director of the Company since January 1995, and Executive Vice President and Chief Financial Officer of the Company since October 1993.

William H. Gates has been a director of the Company since January 2003. He has been the Co-Chair of the Bill & Melinda Gates Foundation since its inception. Mr. Gates serves on the Board of Regents of the University of Washington. He has served as trustee, officer and volunteer for more than two dozen Northwest organizations, including the Greater Seattle Chamber of Commerce and King County United Way. In 1995, he founded the Technology Alliance. From 1964 until 1994 Mr. Gates was a partner in the law firm of Preston, Gates & Ellis and predecessor firms.

Hamilton E. James has been a director of the Company since August 1988 and the lead independent director since 2005. He is President and Chief Operating Officer of The Blackstone Group and a member of the board of directors of its general partner, Blackstone Group Management L.L.C.

Richard M. Libenson has been a director of the Company since October 1993. He was a director of The Price Company from its formation in 1976 until October 1993 and was an executive officer of The Price Company from 1976 until October 1989.

John W. Meisenbach has been a director of the Company since its inception. He is President of MCM, A Meisenbach Company, a financial services company, which he founded in 1962. He also currently serves as a director of Expeditors International and M Financial Holdings. Mr. Meisenbach is a trustee of the Elite Fund, an investment company registered under the Investment Company Act of 1940.

Charles T. Munger has been a director of the Company since January 1997. For more than the last five years he has been a director and Vice Chairman of the Board of Berkshire Hathaway Inc., Chairman of the Board of Directors of Daily Journal Corporation, and Chairman of the Board of Directors and Chief Executive Officer of Wesco Financial Corporation.

Jill S. Ruckelshaus has been a director of the Company since February 1996. Ms. Ruckelshaus serves on the boards of Lincoln National Corporation and various other organizations.

No family relationship exists among any of the directors or executive officers. No arrangement or understanding exists between any director or executive officer and any other person pursuant to which any director was selected as a director or executive officer of the Company.

Committees of the Board

The Board of Directors has determined that each member of each committee meets the applicable NASDAQ Stock Market listing standards regarding “independence” and that each member is free of relationships that would interfere with the individual exercise of independent judgment. The charters of the committees may be viewed at www.costco.com through the Investor Relations page.

Audit Committee.    The functions of the Audit Committee include (among others):

•	to provide direct communication between the Board of Directors and the Company’s internal and external auditors;

•	to monitor the design and maintenance of the Company’s system of internal accounting controls;

•	to select, evaluate and, if necessary, replace the external auditors;

•

to review the results of internal and external audits as to the reliability and integrity of financial and operating information and the systems established to monitor compliance with the Company’s policies, plans and procedures and with laws and regulations; and

•	to review the relationships between the Company and the external auditors to ascertain the independence of the external auditors.

The members of the committee are Messrs. Munger (chair), Evans and James. The Board of Directors has determined that Mr. Munger is an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. The Audit Committee met eight times during fiscal year 2007. A report of the Audit Committee is set forth below.

Compensation Committee.    The Compensation Committee’s function is to review the salaries, bonuses and stock-based compensation provided to executive officers of the Company and oversee the overall administration of the Company’s compensation and stock-based compensation programs. The members of the committee are Messrs. Carson, James, and

Munger. The Compensation Committee met twice during fiscal year 2007. A report of the Compensation Committee is set forth below.

Nominating and Governance Committee.    The functions of the Nominating and Governance Committee are to identify and approve individuals qualified to serve as members of the Board of the Company, select director nominees for the next annual meeting of stockholders, evaluate the Board’s performance, develop and recommend to the Board corporate governance guidelines, and provide oversight with respect to corporate governance and ethical conduct. The members of the committee are Messrs. Evans and Gates (chair) and Mses. Decker and Ruckelshaus. The Committee is authorized by its charter to engage its own advisors. The Committee approved the nomination of the candidates reflected in Proposal 1. The Nominating and Governance Committee met once in fiscal 2007.

The Committee will consider shareholder recommendations for candidates to serve on the Board of Directors. The name of any recommended candidate, together with pertinent biographical information, a document indicating the candidate’s willingness to serve if elected, and evidence of the nominating shareholder’s ownership of Company stock should be sent to the Secretary of the Company. Nominees for director shall be selected on the basis of, among other things, knowledge, experience, skills, expertise, integrity, diversity, ability to make independent analytical inquiries, and understanding of the Company’s business environment, all in the context of an assessment of the perceived needs of the Board at the time. Nominees should also be willing to devote adequate time and effort to Board responsibilities.

Corporate Governance Guidelines.    In November 2005 the Board of Directors adopted Corporate Governance Guidelines. The guidelines may be viewed at www.costco.com through the Investor Relations page.

Compensation of Directors

The following table summarizes the director compensation earned by the non-employee directors of the Company during fiscal 2007.

Name	Fees Earned or Paid in Cash ($)[1]	Stock Awards ($)[2]	Total ($)
Benjamin S. Carson, Sr., M.D.	38,000	125,792	163,792
Susan L. Decker	37,000	72,392	109,392
Daniel J. Evans	43,000	72,392	115,392
William H. Gates	40,000	72,392	112,392
Hamilton E. James	45,000	179,192	224,192
Richard M. Libenson	36,000	179,192	215,192
John W. Meisenbach	36,000	179,192	215,192
Charles T. Munger	49,000	179,192	228,192
Jill S. Ruckelshaus	41,000	179,192	220,192

(1)	Each non-employee director of the Company earns $30,000 per year for serving on the Board and $1,000 for each Board meeting and committee meeting attended. Directors are reimbursed for travel expenses incurred in connection with their duties as directors.

(2)	Amounts set forth in this column represents the aggregate amount recognized for financial statement reporting purposes for fiscal 2007, computed in accordance with the Statement of Financial Accounting Standards (SFAS) No. 123, as amended by SFAS No. 123(R), “Share-Based Payment” (SFAS 123R). The grant date fair value of each RSU award expense during fiscal 2007 is set forth in the following table, computed in accordance with SFAS 123R. Recipients are not entitled to vote or receive dividends on unvested shares.

Name	Grant Date	Shares	Value
Each Director	6/12/2006	1,500	$76,503
Each Director	10/19/2006	3,000	$150,704

In October 2006, each non-employee director received a grant of 3,000 RSUs. These vested one-third on October 19, 2007, and will vest one-third annually on October 19 for the following two years. RSU grants to non-employee directors after September 29, 2006 are subject to accelerated vesting upon retirement: 50% after five years of service and 100% after ten years of service.

As of the end of fiscal 2007, our non-employee directors held the following shares and outstanding equity awards:

Name	Stock Options	Restricted Stock Units[1]	Shares Owned Outright	Shares Owned Indirectly	Total
Benjamin S. Carson, Sr., M.D.	76,000	4,000	500	—	80,500
Susan L. Decker	18,000	4,000	10,500	—	32,500
Daniel J. Evans	36,000	4,000	5,500	—	45,500
William H. Gates	36,000	4,000	3,500	—	43,500
Hamilton E. James	104,000	4,000	16,120	—	124,120
Richard M. Libenson	88,000	4,000	39,803	71,032	202,835
John W. Meisenbach	126,500	4,000	500	119,000	250,000
Charles T. Munger	104,000	4,000	168,268	19,565	295,833
Jill S. Ruckelshaus	88,000	4,000	2,566	—	94,566

(1)	By the end of fiscal 2007 only 500 RSUs had vested for each director.

Richard M. Libenson has been engaged as a consultant to the Company. For such services, a corporation owned by Mr. Libenson was paid $300,000 during fiscal 2007. In addition, the Company paid: premiums in the amount of $3,988 for term life insurance for the benefit of Mr. Libenson under a split-dollar endorsement plan; premiums on long-term disability insurance in the amount of $5,672; and premiums for health care insurance in the amount of $13,669. These transactions were reviewed and approved by the Audit Committee.

Shareholder Communications to the Board

Shareholders may contact an individual director, the Board as a group, or a specified Board committee or group, including the non-employee directors as a group, at the following address: Corporate Secretary, Costco Wholesale Corporation, 999 Lake Drive Issaquah, WA 98027 Attn: Board of Directors. The Company will receive and process communications before forwarding them to the addressee. Directors generally will not be forwarded shareholder communications that are primarily commercial in nature, relate to improper or irrelevant topics, or request general information about the Company.

Meeting Attendance

During the Company’s last fiscal year, the Company’s Board of Directors met six times. Each member of the Board attended 75% or more of the Board meetings and meetings of the Committees on which he or she served, except for Mr. James with respect to the Compensation Committee. The Board believes that directors should attend meetings of shareholders. All directors attended the annual meeting of shareholders in 2007 except Mr. James.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding ownership of the common stock by each person known to the Company to own more than 5% of the outstanding shares of the common stock on November 23, 2007.

Name and Address of Beneficial Owner	Shares		Percent
Davis Selected Advisers, LP 2949 East Elvira Road, Suite 101 Tucson, Arizona 85706	61,833,488	[1]	14.2%

(1)	Information based on Form 13F-HR/A filed by Davis Selected Advisers, LP on November 9, 2007 with the Securities and Exchange Commission (“SEC”).

The following table sets forth the shares of the common stock owned by each director of the Company, each nominee for election as a director of the Company, certain executive officers, and all directors and executive officers as a group on November 23, 2007.

Name of Beneficial Owner	Shares Beneficially Owned[1]		Options[2]	Total	Percent of Class
James D. Sinegal	2,412,206	[3]	1,120,000	3,532,206	*
Jeffrey H. Brotman	1,628,078	[4]	1,120,000	2,748,078	*
Benjamin S. Carson, Sr., M.D.	7,500		76,000	83,500	*
Susan L. Decker	17,500		18,000	35,500	*
Richard D. DiCerchio	133,074		432,000	565,074	*
Daniel J. Evans	12,500		36,000	48,500	*
Richard A. Galanti	39,477		365,000	404,477	*
William H. Gates	10,500		36,000	46,500	*
Hamilton E. James	23,120		104,000	127,120	*
W. Craig Jelinek	83,179		525,000	608,179	*
Richard M. Libenson	117,835	[5]	88,000	205,835	*
John W. Meisenbach	123,900	[6]	126,500	250,400	*
Paul G. Moulton	35,415		75,000	110,415	*
Charles T. Munger	194,833	[7]	104,000	298,833	*
Jill S. Ruckelshaus	9,566		88,000	97,566	*
All directors and executive officers as a group (20 persons)	5,166,697		4,654,000	9,820,697	2.3%

*	Less than 1%.

(1)	Includes Restricted Stock Units (“RSUs”).

(2)	Includes all options exercisable within 60 days of November 23, 2007.

(3)	Includes 1,827,453 shares owned by a limited liability company of which Mr. Sinegal and his wife are co-managers.

(4)	Includes 1,561,703 shares held by a trust of which Mr. Brotman is a principal beneficiary. Mr. Brotman disclaims any beneficial ownership of such shares. Also includes 20 shares owned by a trust for the benefit of Mr. Brotman’s son.

(5)	Includes 71,032 shares held by a trust of which Mr. Libenson is a trustee and beneficiary.

(6)	Includes 116,400 shares held by a trust of which Mr. Meisenbach is the principal beneficiary, of which he may be deemed to be beneficial owner.

(7)	Includes 19,565 shares held by a charitable foundation funded and controlled by Mr. Munger.

Equity Compensation Plan Information

(at November 22, 2007)

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
	(A)	(B)	(C)
Equity compensation plans approved by security holders	35,137,965	39.33	4,391,685
Equity compensation plans not approved by security holders	0	0	0

Total	35,137,965	39.33	4,391,685

(A)	Includes 6,911,642 shares of common stock issuable upon vesting of outstanding stock RSUs granted under the Second Restated 2002 Stock Incentive Plan.

(B)	The weighted-average exercise price does not include the shares issuable upon vesting of RSUs, which have no exercise price.

(C)	Available for issuance under the Second Restated 2002 Stock Incentive Plan, assuming issuance as RSUs.

EXECUTIVE COMPENSATION

The following tables and descriptive materials set forth information concerning compensation earned for services rendered to the Company by: the Chief Executive Officer (the “CEO”); the Chairman of the Board; the Principal Financial Officer; and the four other most highly-compensated individuals (other than the CEO) who were serving as executive officers of the Company at the end of the 2007 fiscal year (the “Named Executive Officers”).

Summary of Compensation

The following table summarizes the compensation earned by the Named Executive Officers during fiscal 2007.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
James D. Sinegal President and Chief Executive Officer	2007	350,000	80,000	803,739	1,615,544	63,422	68,497	2,981,202
Jeffrey H. Brotman Chairman of the Board	2007	350,000	80,000	736,468	1,613,809	119,612	63,318	2,963,207
Richard A. Galanti Executive Vice President, CFO	2007	540,007	40,523	401,870	779,517	93,026	70,199	1,925,142
Richard D. DiCerchio Senior Executive Vice President, COO-Global Operations, Distribution and Construction	2007	550,003	51,653	482,243	930,538	47,216	75,549	2,137,202

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
W. Craig Jelinek Executive Vice President, COO-Merchandising	2007	550,002	41,323	401,870	866,561	25,787	410,141	2,295,684
Paul G. Moulton Executive Vice President, Real Estate Development	2007	499,029	33,323	361,958	824,861	97,147	398,501	2,214,819
Dennis R. Zook Executive Vice President, COO-Southwest Division & Mexico	2007	510,384	22,997	860,692	680,989	15,287	242,791	2,333,140

(1)	These amounts were awarded under the Company’s executive bonus program.

(2)	These represent the amounts we recognized for financial statement reporting purposes in fiscal year 2007 for the portion of the fair value of equity awards granted to the named executive officers in fiscal year 2007 and prior years that vested during fiscal 2007, in accordance with SFAS No. 123(R). As a result, these amounts do not reflect the amount of compensation actually received by the named executive officer during the fiscal year. For a description of the assumptions used in calculating the fair value of equity awards under SFAS No. 123(R), see Note 6 of our financial statements in our Form 10-K for year ended September 2, 2007.

(3)	Each Named Executive Officer (among other employees) is eligible to participate in the Company’s Deferred Compensation Program, which allows him to defer up to 100% of his salary and bonus and to receive a Company match of up to 50% of the deferred amount, up to a maximum match of $5,000. The minimum deferral period is five years, and the matching credit vests ratably over five years unless the participant has attained a sum of age and years of service totaling sixty-five in which case the Company match vests in one year. Interest accrues on deferred amounts at the Bank of America prime rate. For contributions made after January 1, 1997, an additional 1% interest is credited upon the participant attaining a sum of age and years of service totaling sixty-five. The amounts reported in this column represent the interest on the officer’s balance to the extent that it is “above market” – greater than 120% of the applicable federal long term rate.

(4)	Detail is provided below:

Name and Principal Position	Year	Stock Option Repricing ($)[1]	409A Payment ($)[2]	Deferred Comp Match ($)	401K Matching Contribution ($)[3]	401K Discretionary Contribution ($)[3]	Executive Life Insurance ($)	Health Care Premiums ($)	Vehicle Allowance ($)	Other ($)	Total ($)
James D. Sinegal	2007	—	—	5,000	500	17,600	9,189	22,989	13,181	38	68,497
Jeffrey H. Brotman	2007	—	—	5,000	500	17,600	4,488	22,989	12,697	44	63,318
Richard A. Galanti	2007	—	—	5,000	500	17,600	1,680	32,173	13,246	—	70,199
Richard D. DiCerchio	2007	—	—	5,000	500	17,600	5,280	33,213	13,956	—	75,549
W. Craig Jelinek	2007	337,008	—	5,000	500	17,600	2,160	33,863	14,010	—	410,141
Paul G. Moulton	2007	234,900	103,172	5,000	500	17,600	2,340	22,989	12,000	—	398,501
Dennis R. Zook	2007	107,100	71,508	5,000	500	19,800	2,900	22,989	12,345	649	242,791

(1)

As previously disclosed, in fiscal 2006, the Company initiated an internal review of its historical stock option grant practices to determine whether the stated grant dates of options were supported by the Company’s books and records. As a result of this review, a special committee of independent directors was formed. In connection with this review, and guidance issued by the U.S. Internal Revenue Service on November 30, 2006, the Compensation Committee of the Board of Directors approved a program intended to protect approximately 1,000 Company employees who are United States taxpayers from certain adverse tax consequences resulting from certain options having been granted originally at prices lower than the market value. The program involved increasing the exercise prices on certain stock options granted from 2000 to 2003 and, in turn, the Company making payments to employees in an amount approximately equal to the increase in the exercise price. As a result of this program, the Company made cash payments totaling $18.7 million to approximately 1,000 employees in the second quarter of fiscal 2007, which resulted in a pre-tax stock compensation charge of $8.1 million (“incremental fair value”). The difference between the cash payment and the incremental fair value of $10.7 million was recognized as a reduction to additional paid-in capital, as it represented a partial cash settlement of the original award because no future service was required to earn the cash payment. Employees who were members of the Board of Directors did not receive the cash payments associated with the increased exercise prices. Mr. Sinegal and Mr. Brotman had no options that were repriced.

(2)	As part of the program described in the previous note, any employees who exercised the referenced options during calendar 2006 were permitted to pay the Company the difference between the exercise price of the those options and the adjusted price. Employees who made such payments received a compensating payment from the Company in January 2007.

(3)	The Company has a 401(k) Retirement Plan that is available to all U.S. employees who have completed ninety days of employment. For all U.S. employees, with the exception of California union employees, the plan allows pre-tax deferral against which the Company matches 50% of the first one thousand dollars of employee contributions. In addition, the Company provides each eligible participant an annual contribution based on salary and years of service.

The following table provides information on grants of plan-based awards held by the Named Executive Officers during fiscal 2007.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date		Approval Date	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)	Closing Price on Grant Date ($ /Sh)	Grant Date Fair Value of Stock and Option Award ($)
				Threshold (#)	Target (#)	Maximum (#)
James D. Sinegal	10/19/06		10/19/06		50,000			51.66	2,622,391

Jeffrey H. Brotman	10/19/06		10/19/06		50,000			51.66	2,622,391

Richard A. Galanti	10/19/06		10/19/06		25,000			51.66	1,311,195
	03/13/00	(1)	03/15/00				15,000		—
	04/24/01	(1)	05/07/01				30,000		—
	04/02/02	(1)	04/05/02				45,000		—
	04/01/03	(1)	04/14/03				60,000		—

Richard D. DiCerchio	10/19/06		10/19/06		30,000			51.66	1,573,435
	03/13/00	(1)	03/15/00				18,000		—
	04/24/01	(1)	05/07/01				36,000		—
	04/02/02	(1)	04/05/02				54,000		—
	04/01/03	(1)	04/14/03				72,000		—

W. Craig Jelinek	10/19/06		10/19/06		25,000			51.66	1,311,195
	03/13/00	(1)	03/15/00				15,000		41,700	(2)
	04/24/01	(1)	05/07/01				30,000		3,300	(2)
	04/02/02	(1)	04/05/02				45,000		7,200	(2)
	04/01/03	(1)	04/14/03				60,000		58,200	(2)

Paul G. Moulton	10/19/06		10/19/06		25,000			51.66	1,255,868
	04/24/01	(1)	05/07/01				30,000		3,300	(2)
	04/02/02	(1)	04/05/02				45,000		7,200	(2)
	04/01/03	(1)	04/14/03				60,000		58,200	(2)

Dennis R. Zook	10/19/06		10/19/06		25,000			51.66	1,255,868
	04/02/02	(1)	04/05/02				15,000		2,400	(2)
	04/01/03	(1)	04/14/03				30,000		29,100	(2)

(1)	Indicates grants repriced on December 12, 2006. See Note 1 on page 9.

(2)	The amount represents the incremental increase in fair value calculated as of the repricing date under FAS 123R. In the case of Richard Galanti and Richard DiCerchio, there was no increase in the incremental fair value as calculated by FAS 123R because they did not receive payments to compensate for the increase in the exercise price. Mr. Sinegal and Mr. Brotman had no options that were repriced.

The following table sets forth information concerning the fiscal 2007 year-end value of unexercised options and RSUs for each of the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
James D. Sinegal	200,000	—	27.13	04/01/98	04/01/08	70,000	4,322,500
	200,000	—	44.97	04/01/99	04/01/09
	150,000	—	52.50	04/03/00	04/03/10
	150,000	—	36.19	04/02/01	04/02/11
	150,000	—	39.65	04/01/02	04/01/12
	120,000	30,000	30.41	04/01/03	04/01/13
	90,000	60,000	37.35	04/01/04	04/01/14
	60,000	90,000	43.79	04/01/05	04/01/15

Jeffrey H. Brotman	200,000	—	27.13	04/01/98	04/01/08	70,000	4,322,500
	200,000	—	44.97	04/01/99	04/01/09
	150,000	—	52.50	04/03/00	04/03/10
	150,000	—	36.19	04/02/01	04/02/11
	150,000	—	39.65	04/01/02	04/01/12
	120,000	30,000	30.41	04/01/03	04/01/13
	90,000	60,000	37.35	04/01/04	04/01/14
	60,000	90,000	43.79	04/01/05	04/01/15

Richard A. Galanti	100,000	—	36.91	02/09/99	02/09/09	35,000	2,161,250
	60,000	—	43.00	03/13/00	03/13/10
	15,000	—	49.81	03/13/00	03/13/10
	45,000	—	34.28	04/24/01	04/24/11
	30,000	—	34.74	04/24/01	04/24/11
	30,000	—	38.79	04/02/02	04/02/12
	45,000	—	39.25	04/02/02	04/02/12
	15,000	15,000	33.75	04/01/03	04/01/13
	45,000	30,000	37.35	04/01/04	04/01/14
	30,000	45,000	43.79	04/01/05	04/01/15

Richard D. DiCerchio	35,000	—	36.91	02/09/99	02/09/09	42,000	2,593,500
	72,000	—	43.00	03/13/00	03/13/10
	18,000	—	49.81	03/13/00	03/13/10
	54,000	—	34.28	04/24/01	04/24/11
	36,000	—	34.74	04/24/01	04/24/11
	36,000	—	38.79	04/02/02	04/02/12
	54,000	—	39.25	04/02/02	04/02/12
	18,000	—	30.41	04/01/03	04/01/13
	54,000	18,000	33.75	04/01/03	04/01/13
	54,000	36,000	37.35	04/01/04	04/01/14
	36,000	54,000	43.79	04/01/05	04/01/15

W. Craig Jelinek	65,000	—	22.88	02/17/98	02/17/08	35,000	2,161,250
	100,000	—	36.91	02/09/99	02/09/09
	60,000	—	43.00	03/13/00	03/13/10
	15,000	—	49.81	03/13/00	03/13/10
	45,000	—	34.28	04/24/01	04/24/11
	30,000	—	34.74	04/24/01	04/24/11
	30,000	—	38.79	04/02/02	04/02/12
	45,000	—	39.25	04/02/02	04/02/12
	15,000	—	30.41	04/01/03	04/01/13
	45,000	15,000	33.75	04/01/03	04/01/13
	45,000	30,000	37.35	04/01/04	04/01/14
	30,000	45,000	43.79	04/01/05	04/01/15

Paul G. Moulton	30,000	—	38.79	04/02/02	04/02/12	35,000	2,161,250
	45,000	—	39.25	04/02/02	04/02/12
	15,000	—	30.41	04/01/03	04/01/13
	45,000	15,000	33.75	04/01/03	04/01/13
	45,000	30,000	37.35	04/01/04	04/01/14
	30,000	45,000	43.79	04/01/05	04/01/15

Dennis R. Zook	—	15,000	33.75	04/01/03	04/01/13	35,000	2,161,250
	—	30,000	37.35	04/01/04	04/01/14
	—	45,000	43.79	04/01/05	04/01/15

The following table provides information about stock options that were exercised and stock awards that vested during fiscal 2007 by each of the Named Executive Officers.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
James D. Sinegal	200,000	8,197,700	5,000	278,000
Jeffrey H. Brotman	200,000	7,930,260	5,000	273,400
Richard A. Galanti	105,000	3,126,899	2,500	139,000
Richard D. DiCerchio	169,000	5,040,311	3,000	166,800
W. Craig Jelinek	70,000	3,006,864	2,500	139,000
Paul G. Moulton	150,000	2,701,920	7,500	465,200
Dennis R. Zook	75,000	1,307,706	7,500	465,200

The following table provides information relating to the Company’s Nonqualified Deferred Compensation Plan for each of the Named Executive Officers. See Note 3 on page 9.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Fiscal Year ($)	Registrant Contributions in Fiscal Year ($)	Aggregate Earnings in Fiscal Year ($)	Aggregate Balance at Fiscal Year-End ($)
James D. Sinegal	250,000	5,000	176,225	2,120,967
Jeffrey H. Brotman	275,000	5,000	335,034	3,907,170
Richard A. Galanti	367,500	5,000	258,526	3,118,364
Richard D. DiCerchio	166,346	5,000	131,388	1,552,963
W. Craig Jelinek	96,000	5,000	71,693	865,599
Paul G. Moulton	178,462	5,000	272,314	3,183,767
Dennis R. Zook	30,385	5,000	42,826	499,111

Change of Control and Severance Agreements

The Company does not have any change-of-control or severance agreements with any of its executive officers or directors.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is an executive officer or former officer of the Company. In addition, no executive officer of the Company served on the board of directors of any entity whose executive officers included a director of the Company.

COMPENSATION DISCUSSION AND ANALYSIS

The following is a discussion and analysis of our compensation programs as they apply to our executive officers named in the Summary Compensation Table above.

Compensation Philosophy and Objectives

Our compensation programs are designed to motivate all our executives and employees to continue to feel part of our Company and to participate in the growth of our business. Historically the Company has been very successful in attracting and retaining quality employees, achieving low turnover in our executive, staff and warehouse management ranks. In addition, in the judgment of the Compensation Committee (Committee), the Company’s compensation programs have historically contributed to the financial and competitive success of the Company. Accordingly, the Committee believes that it has been desirable to continue compensation programs that have been persistent features at the Company for a number of years.

Role of the Compensation Committee

The Committee determines the amounts and elements of compensation for our Chairman and Chief Executive Officer. For other executive officers, it reviews the recommendations of the CEO, with which it generally finds approval. The Committee’s function is more fully described in its charter, which is available at www.costco.com under the Investor Relations section.

The Committee currently consists of three members of our Board of Directors, Dr. Carson, Mr. James and Mr. Munger, all of whom are “independent” as defined by the NASDAQ listing standards and the applicable tax and securities rules and regulations. The Committee has not used consultants of any kind. The Committee’s primary activity occurs in the fall, following the close of the fiscal year when the Committee: (1) approves restricted stock units (RSUs) and performance targets for the coming fiscal year; (2) determines whether performance targets have been satisfied for the award of certain prior fiscal year RSU awards; and (3) approves total compensation levels for executive officers. Compensation for non-executive directors was last adjusted in fiscal 2006 and was not re-evaluated this fiscal year.

Elements of Compensation

The following discussion generally applies to compensation for all named executive officers. Based largely on historical practices of the Company, the components of our compensation programs are base salary, a cash-bonus program, equity compensation (since the fourth quarter of fiscal 2006 consisting solely of awards of restricted stock units), and other benefits (primarily consisting of health plans, a 401(k) plan and a deferred compensation plan) and perquisites. Executive base salaries and cash bonuses are, in the Committee’s view, low compared to the other companies in our peer group, and the Company places great emphasis in the compensation packages for named executive officers on equity incentive compensation. The Committee did not extensively reevaluate this year whether there is an optimal mix of equity, salary, bonus and other compensation components. Rather, it relied upon the fact that the current structure has been utilized successfully in years past and gave more particular attention to the incremental changes in the components of the mix and the value of the total compensation packages.

This year, the peer companies whose data was considered by the Committee included Wal-Mart Stores, Inc., The Home Depot, Inc., Target Corporation, BJ’s Wholesale Club, Inc., and

Lowe’s Companies. These companies were selected because two of them represent the two other major membership warehouse operators; all of these companies are recognized as successful retailers. The Committee recognizes that some of these companies are substantially larger than the Company and has taken that into account in utilizing comparative data from these companies. The Committee has not used comparable company data to set mid-points or other specific quantitative comparisons – it has used them only for general reference.

Equity Compensation

If fully earned, equity compensation is the largest component of compensation for executive officers. During fiscal 2006, the Board of Directors determined to replace all stock option awards with awards of RSUs. The RSUs generally vest over five years, contingent upon the executive’s maintaining employment status at the vest date. The Board of Directors approved the switch to RSU awards because it believed that the awards aligned the interests of employee-grantees and shareholders. In addition, it is believed that the five-year vesting requirement helps to foster motivation on the part of employees to improve the operations of the Company over the longer term. In fiscal 2007 the Committee adopted a policy setting fixed dates for all equity awards (five business days after the announcement of second and fourth quarter earnings). The policy allows for exceptions in the case of prior written approval by the Committee; no such exception has been approved to date. For equity awards subject to performance criteria, the awards vest 20% upon the first anniversary of the grant date (following the determination by the Committee that the criteria have been satisfied) and 20% over each of the ensuing four years.

In fiscal 2007, RSU grants to Messrs. Sinegal, Brotman, DiCerchio, Galanti, Portera, and Jelinek were subject to attainment of performance criteria. These criteria were established prior to the second quarter of fiscal 2007 and consisted of a 5% increase in total sales or a 5% increase in pre-tax income (except for Mr. Sinegal, as to whom the number for each was 6%). The attainment of either was deemed to be substantially uncertain (under the meaning of section 162(m) of the Internal Revenue Code). The Company believes that the performance tests meet the standard for performance-based compensation under the Code, so that the restricted stock awards will be deductible compensation even if annual compensation exceeds $1 million.

Vesting of restricted stock awarded to officers in fiscal 2007 (other than those named above) and employees is based solely on time-vesting, with no performance test. All officers and employees who receive RSU grants are eligible for accelerated vesting of awards at termination (other than for cause) if they have long service with the Company (33% vesting at termination after twenty-five years of service, 66% vesting after thirty years of service, and 100% vesting after thirty-five years of service). Prior to vesting there is no right to vote or receive dividends. The Company does not maintain any stock ownership requirements for officers or employees.

All awards of restricted stock and stock options are made under the Company’s Second Restated 2002 Incentive Compensation Plan, approved by the Company’s shareholders and the only plan of this type maintained by the Company. The Company believes that equity awards to executive officers represent a lower percentage of total equity awards to all employees than is the case for many public companies.

The Company provides the named executive officers with the benefits offered to all other employees in many respects. The cost of these benefits constitutes a small percentage of each executive’s total compensation. Key benefits include paid vacation, premiums paid for long-term disability insurance, a matching contribution and a discretionary contribution to the named executive officer’s 401(k) plan and the payment of the named executive officer’s premiums for health insurance and all of the premium for basic life insurance.

In addition, the Company has a nonqualified deferred compensation plan for the benefit of certain highly compensated employees, including the named executive officers. The plan provides that a certain percentage of an employee’s contributions may be matched by the Company, subject to certain limitations. This match will vest over a specified period of time. The Company does not maintain a pension plan or post-retirement medical plan for any officer or employee.

The Company also provides the named executive officers with certain perquisites including a car allowance. The Committee believes all such perquisites are very modest and consistent with its overall objective of attracting and retaining named executive officers.

Compensation of the Chief Executive Officer and the Chairman of the Board

In addition to considering the Company’s compensation policies generally, the Committee reviews executive compensation and concentrates on the compensation packages for the Chairman of the Board and the Chief Executive Officer, believing that they are critical in determining the continued success of the Company. Near the beginning of fiscal 2007, the Committee approved a written employment contract for Mr. Sinegal, which was the same as his contract for the prior fiscal year. The contract term was for the fiscal year, unless otherwise terminated earlier in accordance with its terms, but is renewable from year to year. It provides for a base salary of $350,000. It further provides for a bonus of up to $200,000, determined by the Board of Directors or the Committee, and an equity award under the Company’s Second Restated 2002 Stock Incentive Plan as determined by the Board of Directors or the Committee. The Company has the right to terminate Mr. Sinegal for cause and he has the right to terminate the agreement on sixty-days’ notice. Mr. Brotman, who is an executive chairman, does not have an employment agreement with the Company. Generally, the Committee has, with the agreement of Messrs. Brotman and Sinegal, treated them similarly for compensation purposes, owing to the similarities in their historical and current contributions to the success of the Company. Apart from the change-in-control provision in the Company’s equity plan applicable to all grantees, neither Mr. Brotman nor Mr. Sinegal has any severance or change-in-control arrangement with the Company (nor does any other employee).

For fiscal year 2007, the Committee awarded 50,000 RSUs to Messrs. Brotman and Sinegal, following the satisfaction of the performance criteria discussed above. The amounts of the awards were the same as the awards the prior year (as adjusted for the fact that the Company changed to RSUs from options in 2006). The Committee noted that the price of the Company’s common stock increased significantly from fiscal 2006 to 2007 but determined to maintain the RSU awards at a constant level. The Committee believes that the decision is consistent with rewarding executives for the Company’s financial performance and aligning the interests of the executives and employees.

The base salaries of Messrs. Brotman and Sinegal have been set at $350,000 since fiscal 1999. Cash bonuses have generally been capped at no more than $200,000 since fiscal 1997. Messrs. Brotman and Sinegal each were awarded cash bonuses of $80,000 in fiscal 2007. There are no fixed criteria applied by the Committee in considering these bonuses. Generally, Mr. Sinegal recommends to the Committee the bonus he believes is appropriate. Historically he has recommended modest amounts, seeking to link his bonus (as a percentage of that eligible amount stated in his employment contract) to bonuses earned by employees generally eligible for the bonuses. This year, because the Company did not attain its internal net income goal, no employee was eligible to receive the bonus award component associated with this goal (essentially 50% of eligible bonus amount). Accordingly, Mr. Sinegal requested a bonus of only $80,000 of the $200,000 eligible amount in his employment agreement. The Committee approved this request and approved an equal award for Mr. Brotman. The Committee observed that cash bonuses paid to chief executive officers at peer companies are substantially higher. The Committee, however, wishes to respect Mr. Sinegal’s wishes to receive modest compensation, in part because it believes that higher amounts would not change Mr. Sinegal’s motivation and performance. The Committee has indicated in the past and continues to believe that Messrs. Brotman and Sinegal are underpaid. The Committee has also noted that Messrs. Brotman and Sinegal for many years have direct and indirect economic interests in shareholdings of the Company, which further align their interests with the Company’s shareholders.

Compensation of Other Named Executive Officers

As noted above, the most significant component of the compensation of the other named executive officers is the award in fiscal 2007 of RSU’s. RSU amounts awarded to Messrs. DiCerchio, Galanti, Jelinek, Moulton and Zook were 30,000, 25,000, 25,000, 25,000 and 25,000 (respectively). The amounts awarded were based on the recommendations of Mr. Sinegal and were the same amounts as awarded in fiscal 2006 (as adjusted for the fact that the Company switched from option to RSU awards during fiscal 2006). The awards are one-third of the amounts that historically were awarded as stock options, which were unchanged from 2000 through 2006.

Salaries for other named executive officers were based upon the recommendation of Mr. Sinegal, who focused on the amount of increase deserved over the prior year’s salary level. Salary levels increased around 3% over fiscal 2006. Named executive officers (other than Messrs. Brotman and Sinegal) received cash bonuses ranging from approximately $23,000 to approximately $52,000. Bonus criteria were approved by the Committee near the beginning of the fiscal year, based upon the recommendation of Mr. Sinegal. As with all other employees, roughly 50% of the bonus potential was not achieved due to the Company’s failure to attain its internal net income target. For fiscal year 2007, eligibility for the bonus portion not associated with the Company’s net income target was determined by goals relevant to the executive officer’s area of responsibility: for those whose responsibilities are operational, the goals related to sales, controllable expenses, inventory shrinkage, and pre-tax profit in their areas of responsibility; for those whose responsibilities are primarily buying, the goals related to sales, gross margin, inventory shrinkage, and inventory turns in their areas of responsibility; for those whose responsibilities combine operational and buying functions, the goals related to a combination of those described in the prior two paragraphs; and for those whose responsibilities are staff functions, the goals related to a combination of Company-wide operational and buying goals, in addition to qualitative factors relevant to their areas of responsibilities. To be eligible for the annual bonus, the individual must be employed by the Company at the time bonus checks are issued (generally in November).

Impact of Accounting and Tax Considerations

The Committee examined the accounting cost associated with equity compensation in light of the impact of section 162(m) of the Internal Revenue Code, which generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to the named executive officers, subject to certain exceptions for performance-based compensation. RSUs and cash bonuses granted to our named executive officers are intended to satisfy the performance-based exception and be deductible.

Another provision of the Internal Revenue Code, section 409A, affects the manner by which deferred compensation opportunities are offered to our named executive officers. Section 409A requires that “nonqualified deferred compensation” be structured in a manner that limits employees’ abilities to accelerate or further defer compensation under certain circumstances. In connection with the remediation program described under equity compensation programs above, options held by all U.S. employees that were not vested as of January 1, 2005, where a revised measurement date resulted in a higher market price, were increased to that higher market price. Messrs. Brotman and Sinegal were not affected by this program. All other executive offers were affected, except that Messrs. DiCerchio and Galanti did not participate in cash payments made to other employees to offset increases in exercise prices.

Conclusion

The Committee believes that each element of compensation and the total compensation provided to each of its named executive officers is reasonable and appropriate. The value of the compensation payable to the named executive officers is significantly tied to the Company’s performance and the return to its stockholders. The Committee believes that its compensation programs will allow the Company to continue to attract and retain a top performing management team.

Report of the Compensation Committee of the Board of Directors

The Compensation Committee of the Company’s Board of Directors has submitted the following report for inclusion in this Proxy Statement:

The Compensation Committee has reviewed the Compensation Discussion and Analysis contained in this Proxy Statement. The Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended September 2, 2007, for filing with the Securities and Exchange Commission.

The foregoing report is provided by the following directors, who constitute the Committee:

Benjamin S. Carson, Sr., M.D.

Hamilton E. James

Charles T. Munger

Certain Relationships and Transactions

John W. Meisenbach is a principal shareholder of MCM, A Meisenbach Company. MCM provided consulting and brokerage services in managing the Company’s employee benefit and member insurance programs. Employee medical, life and disability benefits, together with member health insurance premiums totaled approximately $673 million in fiscal 2007. For these services, MCM received total compensation from third-party insurers of $3.13 million in fiscal 2007.

Richard D. DiCerchio’s brother-in-law was employed by the Company during fiscal year 2007 at an annual salary of $178,000, and received an RSU grant of 2,700 shares. Richard M. Libenson’s daughter was employed by the Company during fiscal year 2007 at an annual salary of $84,550 and received an RSU grant of 750 shares. James D. Sinegal’s son was employed by the Company during fiscal year 2007 at annual salary of $235,000 and received an RSU grant of 12,500 shares. Mr. Sinegal’s brother-in-law, who retired at the end of fiscal year 2007, was previously employed at an annual salary of $196,000 and received an RSU grant of 6,250 shares. These individuals also received cash bonuses, awarded under terms and conditions comparable to other employees of the Company similarly situated, of up to 25% of salary. RSU grants are subject to terms and conditions affecting employees generally, including vesting over five years. These individuals also participate in benefit plans generally available to employees. No family members of executive officers or directors are executive officers of the Company.

These relationships and transactions were approved by the Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under SEC rules, the Company’s directors, executive officers and beneficial owners of more than 10% of the Company’s equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on its review of copies of these reports and representations of such reporting persons, the Company believes during fiscal 2007, such SEC filing requirements were satisfied, except that each of Messrs. Brotman, Galanti, Jelinek, Moulton, Portera, Schutt, Sinegal, Walker and Zook filed late Forms 4 reporting a single transaction and Mr. DiCerchio filed two late Forms 4 reporting two transactions.

Report of the Audit Committee

November 16, 2007

To the Board of Directors of Costco Wholesale Corporation:

We have reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the fiscal year ended September 2, 2007.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor’s Communication with Those Charged with Governance, as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended by the Independence Standards Board, and have considered factors relating to the auditors’ independence.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 2, 2007.

Charles T. Munger, Chair

Daniel J. Evans

Hamilton S. James

Code of Ethics for Senior Financial Officers

The Board of Directors has adopted a Code of Ethics for Senior Financial Officers. A copy of the Code of Ethics may be obtained at no charge by written request to the Company’s secretary at 999 Lake Drive, Issaquah, Washington 98027.

INDEPENDENT PUBLIC ACCOUNTANTS

Information Regarding our Independent Auditors

KPMG LLP (“KPMG”) has served as our independent auditors since May 13, 2002. Upon recommendation of the Audit Committee, our Board of Directors has appointed KPMG as our independent auditors for the fiscal year 2008.

Services and Fees of KPMG

The following table presents fees for services rendered by KPMG for fiscal 2007 and 2006:

	2007	2006
Audit fees	$3,745,144	$3,720,487
Audit-related fees	210,019	150,610
Tax fees	205,670	89,608
All Other fees	25,496	5,000

Total	$4,186,329	$3,965,705

KPMG performed the following services during fiscal 2007:

•

Audit Fees consist of fees paid to KPMG for: the audit of the Company’s annual consolidated financial statements included in the Annual Report on Form 10-K and review of interim condensed consolidated financial statements included in the quarterly reports on Form 10-Q; and the audit of the Company’s internal control over financial reporting. Audit fees also include fees paid to KPMG for any services associated with registration statements, reports and documents filed with the SEC, comfort letters and documents issued in connection with securities offerings, and assistance in responding to SEC comment letters or other informal SEC inquiries.

•	Audit-Related Fees consist of fees for audits of financial statements of certain employee benefit plans and statutory audits of subsidiaries and/or affiliates of the Company.

•	Tax Fees consist of fees for the review or preparation of international income, franchise, VAT or other tax returns including consultations to such matters.

•	Other Fees consist of fees for the certain regulatory certifications or attestation reports at international locations.

Audit Committee Preapproval Policy

All services to be performed for the Company by KPMG must be preapproved by the Audit Committee or a designated member of the Audit Committee, as provided in the Committee’s written policies for preapproval. All services provided by KPMG in fiscal 2007 were pre-approved by the Audit Committee.

Annual Independence Determination

The Audit Committee has determined that the provision by KPMG of non-audit services to the Company in fiscal 2007 is compatible with KPMG’s maintaining its independence.

PROPOSAL 2:

APPROVAL OF AMENDMENTS TO THE 2002 STOCK INCENTIVE PLAN

The Board has approved, subject to shareholder approval, an amendment to the Second Restated 2002 Stock Incentive Plan (the “2002 Plan”) to increase the number of authorized shares. The 2002 Plan as proposed to be amended is referred to as the “Third Restated 2002 Plan.” The 2002 Plan was amended following approval by the Company’s shareholders at the 2006 annual meeting. Through the first quarter of fiscal 2006, the Company granted only stock options under the 2002 Plan and predecessor plans, and since the fourth quarter of fiscal 2006, the Company has granted only restricted stock units (RSUs) under the 2002 Plan. Stock options and RSUs generally vest over five years and have a ten-year term. The Company issues new shares of common stock upon exercise of stock options and vesting of RSUs.

Approximately 8 million RSUs have been granted since January 25, 2006, when the shareholders authorized an additional 10 million option shares for the 2002 Plan. Under the term of the Plan, that figure translated into 5.7 million shares available for RSU grants. Approximately 4.4 million shares remain eligible for future RSU grants as of November 23, 2007. As of December 10, 2007, the fair market value of a share of the Company’s common stock was $71.25, based on the closing price on the NASDAQ National Market.

The proposed Third Restated 2002 Plan would increase the number of shares authorized for award under the plan by 8 million shares. For purposes of these 8 million shares, each share issued in respect of stock bonuses or stock units would be counted as 1.75 shares toward the share limits; each share issued in respect of options would be counted as one share. The Company has no plans currently to issue further options.

The following table summarizes RSU transactions during fiscal 2007:

	Number of Units (in 000’s)	Weighted- Average Grant Date Fair Value ($)
Non-vested at September 3, 2006	1,408	51.00
Granted	3,750	50.51
Vested	(308)	50.98
Forfeited	(71)	50.47

Non-vested at September 2, 2007	4,779	50.63

At November 23, 2007, approximately 35 million option shares were outstanding. For fiscal year 2007, the ratio of RSUs granted to basic shares outstanding was .8%.

The following description of the Third Restated 2002 Plan is a summary and is qualified in its entirety by reference to the complete text of the Third Restated 2002 Plan, attached hereto as Appendix A.

Summary Description of the Third Restated 2002 Plan.    The Third Restated 2002 Plan is intended to strengthen the Company by allowing selected employees, directors and consultants to the Company to participate in the Company’s future growth and success by offering them an opportunity to acquire stock in the Company in order to retain, attract and motivate them. The Board has ultimate responsibility for administering the Third Restated 2002 Plan but may delegate this authority to a committee of the Board or an executive of the Company, subject to certain limitations. The Board has delegated responsibility to the Compensation Committee (the “Committee”). The Committee will have broad discretion to determine the amount and type of grants and their terms and conditions. The Committee has delegated certain authority to Messrs. Sinegal and Brotman with respect to awards not involving executive officers. Individual grants will generally be based on a person’s present and potential contributions to the Company. The Compensation Committee believes that, based on comparisons of publicly reported data concerning executive officers at other major retailers, the Company pays materially less in cash compensation to senior officers than those retailers.

As of December 1, 2007, the Company had approximately 3,235 employees (including over 1,822 warehouse managers and assistant managers), nine non-employee directors and fourteen consultants who the Company estimates are eligible to participate in the Third Restated 2002 Plan. The Company has not specifically determined the nature and amount of any awards that will be granted in the future to any eligible individual or group of individuals, except that the maximum individual award allowed under the plan is 500,000 shares annually. During fiscal 2007 only 9% of the 3.75 million RSUs granted were to directors and executive officers. The Company repurchased 36.4 million shares of common stock in open market transactions during fiscal 2007. Repurchased shares were retired.

Types of Awards.    Under the Third Restated 2002 Plan, the Company may award (i) Options, and (ii) Stock Awards, consisting of either stock bonus awards or stock units. These awards are described in more detail below. The Company ceased granting Options in 2006. Options that have been issued have all been subject to vesting ratably over five years (other than options granted to non-employee directors). The Company’s present intention is that any Options and Stock Awards granted under the Third Restated 2002 Plan would continue to be subject to this five-year vesting requirement, subject to accelerated vesting for long-term service upon a qualified retirement.

Options.    Options may be granted in the form of incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonstatutory stock options (“NSOs”). The Committee may condition the grant upon the attainment of specified performance goals or other criteria, which need not be the same for all participants. The Third Restated 2002 Plan will expire in December 2017, but options outstanding under the Third Restated 2002 Plan may extend beyond that date.

The exercise price of any option may not be less than the fair market value of the shares subject to the option on the date of grant (or 110% of the fair market value in the case of ISOs granted to employees who own more than 10% of the common stock). Options will become exercisable in accordance with the vesting schedule determined by the Committee. The term of any option granted under the Third Restated 2002 Plan may not exceed ten years. In addition, ISOs are subject to certain other limitations in order to take advantage of the favorable U.S. tax treatment that may be available for ISOs.

Options generally may be exercised at any time within 120 days after termination of a participant’s employment by, or consulting relationship with, the Company, but only to the extent exercisable at the time of termination or, if such termination occurs after the first anniversary after the grant date, to the extent the option would have vested as of the time of termination if it vested in daily (rather than annual) increments. However, if termination is due to the participant’s death or disability, the option generally may be exercised within one year. In addition, upon a participant’s death, unvested options granted to that participant will become vested with respect to (i) all unvested shares if the participant is an officer of the Company or has been continuously employed by the Company for ten years at the date of death; and (ii) 50% of the unvested shares for all other participants who are employed by the Company at the date of death. Except as authorized by the Committee, no option shall be assignable or otherwise transferable by a participant, other than by will or by the laws of descent and distribution, to a grantor trust or partnership for estate planning purposes, or in connection with a qualified domestic relations order.

Stock Awards.    Each Stock Bonus or Stock Unit award will contain provisions regarding (1) the number of shares subject to such Stock Award, (2) the purchase price of the shares, if any, and the means of payment for the shares, (3) the performance criteria, if any, that will determine the number of shares vested, (4) such terms and conditions on the grant, issuance, vesting and forfeiture of the shares, as applicable, as may be determined from time to time by the Committee, (5) restrictions on the transferability of the Stock Award, and (6) such further terms and conditions, in each case not inconsistent with the Third Restated 2002 Plan, as may be determined from time to time by the Committee. In the event that a participant’s relationship with the Company terminates, the Company may reacquire any or all of the shares of common stock held by the participant which have not vested or which are otherwise subject to forfeiture conditions. Stock unit awards may be awarded in consideration for past services. Rights under a stock unit award may not be transferred other than by will or by the laws of descent and distribution unless the stock unit right agreement specifically provides for transferability. Beginning in the fall of 2006, awards are subject to the accelerated vesting for long service as follows: where the years of service equal at least twenty-five, one-third of the then-unvested RSUs will vest upon retirement; at thirty years of service, two-thirds of the then-unvested RSUs will vest upon retirement; and at thirty-five years of service, 100% of the then-unvested RSUs will vest upon retirement.

If the Committee conditions the vesting of a Stock Award on satisfaction of performance criteria, the Committee shall use any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average shareholders’ equity; (vii) total shareholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) sales or revenue growth; (xix) overhead or other expense reduction; (xx) growth in shareholder value relative to the moving average of the S&P 500 Index or a peer group index; (xxi) credit rating; (xxii) strategic plan development and implementation; (xxiii) improvement in workforce diversity, and (xxiv) any other similar criteria. The Committee may appropriately adjust any evaluation of performance under Objectively Determinable Performance Criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year.

General Provisions

The consideration payable upon the exercise of any option and any related taxes must generally be paid in cash or check. The Committee, in its sole discretion, may authorize payment by the tender of common stock already owned by the participant or other methods. The Company generally will not receive any consideration upon the grant of any options.

The Committee may waive in whole or in part any or all restrictions, conditions, vesting or forfeiture provisions with respect to any award made under the Third Restated 2002 Plan. The Board may amend, alter or discontinue the Third Restated 2002 Plan or any award at any time, except that the consent of a participant is required if the participant’s rights under an outstanding award would be impaired. The Third Restated 2002 Plan requires shareholders to approve an amendment to the Plan only (i) if such approval is required under applicable laws, including the rules of the stock exchange on which the common stock is then listed, (ii) with respect to provisions solely as they relate to ISOs, to the extent required for the Third Restated 2002 Plan to comply with Section 422 of the Code, (iii) the reduction of the purchase price or exercise price of any award; and (iv) to the extent that the Board otherwise concludes that shareholder approval is advisable. Currently the rules of the Nasdaq National Market, on which the common stock is listed, require shareholder approval to increase the total number of shares available for grant under the Second Restated 2002 Plan. The Board reserves the right in the future to authorize additional shares for issuance under the Third Restated 2002 Plan, subject to any applicable requirements concerning shareholder approval.

In the event of any stock split, reverse stock split, recapitalization, combination or reclassification of stock, stock dividend, spin-off, extraordinary cash dividend or similar change to the capital structure of the Company (not including a Fundamental Transaction or Change of Control), the Board shall make appropriate and equitable adjustments to preserve the value of outstanding and future Awards, including adjustments to: (a) the number and type of Awards that may be granted under this Plan, (b) the number and type of Awards that may be granted to any individual under this Plan, (c) the terms of any stock appreciation right, (d) the Purchase Price of any Stock Award, and (e) the Option Price and number and class of securities issuable under each outstanding Option. Subject to the foregoing requirement, the specific form of any such adjustments shall be determined by the Board. Unless the Board specifies otherwise, any securities issuable as a result of any such adjustment shall be rounded to the next lower whole security. In the event of a “fundamental transaction” involving the Company, the Board may take one or more of the following actions: (a) arrange for the substitution of options, (b) accelerate the vesting and termination of outstanding options, or (c) cancel outstanding options in exchange for cash payments to participants. The Board is not required to adopt the same rules for each option or each participant. A “fundamental transaction” is a merger of the Company with another entity in a transaction in which the Company is not the surviving entity or a transaction or other event that results in other securities being substituted for common stock. The Third Restated 2002 Plan also gives the Board authority to specify that other events constitute a “change of control” and to take any of the above-described actions in connection with such event. Further, the Board may take similar actions upon a divestiture of any of its affiliates.

The Third Restated 2002 Plan constitutes an unfunded plan for incentive and deferred compensation. The Company is not required to create trusts or arrangements to meet its obligations under the Third Restated 2002 Plan to deliver stock or make payments.

Federal Income Tax Consequences of Awards and Option Exercises Under the Third Restated 2002 Plan

The following is a general summary of the typical federal income tax consequences of the issuance and exercise of options under the Plan. It does not describe state or other tax consequences of the issuance and exercise of options.

Nonstatutory Stock Options.    Generally, no federal income tax is payable by a participant upon the grant of an NSO and no deduction is taken by the Company. Under current tax laws, if a participant exercises an NSO, he or she will have taxable income equal to the difference between the market price of common stock on the exercise date and the stock option grant price. The Company will be entitled to a corresponding deduction on its income tax return.

Incentive Stock Options.    The grant of an ISO has no federal income tax effect on the optionee. Upon exercise the optionee does not recognize income for “regular” tax purposes. However, the excess of the fair market value of the stock subject to an option over the exercise price of such option (the “option spread”) is includible in the optionee’s “Alternative Minimum Taxable Income” for purposes of the Alternative Minimum Tax. If the optionee does not dispose of the stock acquired upon exercise of an ISO until more than two years after the option grant date and more than one year after exercise of the option, any gain upon sale of the shares will be a long-term capital gain. If shares are sold or otherwise disposed of before both of these periods have expired (a “disqualifying disposition”), the option spread at the time of exercise of the option (but not more than the amount of the gain on the sale or other disposition) is ordinary income in the year of such sale or other disposition. If gain on a disqualifying disposition exceeds the amount treated as ordinary income, the excess is taxable as capital gain (which will be long-term capital gain if the shares have been held more than one year after the date of exercise of the option). The Company is not entitled to a federal income tax deduction in connection with ISOs, except to the extent that the optionee has taxable ordinary income on a disqualifying disposition.

Stock Awards.    Stock awards will generally be taxed in the same manner as NSOs. However, shares issued pursuant to a stock award are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to the extent the shares will be forfeited in the event that the employee ceases to provide services to the Company. As a result of this substantial risk of forfeiture, if applicable, the employee will not recognize ordinary income at the time the shares are issued. Instead, the employee will recognize ordinary income on the dates when the shares are no longer subject to a substantial risk of forfeiture, or when the shares become transferable, if earlier. The employee’s ordinary income is measured as the difference between the amount paid for the shares, if any, and the fair market value of the shares on the date the shares are no longer subject to forfeiture. The employee may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of issuance of the shares) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the shares, if any, and the fair market value of the shares on the date the shares are issued, and the capital gain holding period commences on such date. The ordinary income recognized by an employee will be subject to tax withholding by the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as and at the time the employee recognizes ordinary income.

Section 162(m) Limitations.    Section 162(m) of the Code limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated executive officers in any year after 1993. Under current regulations, compensation received through an award or the exercise of an option will not be subject to the $1,000,000 limit if the award and the plan meet certain requirements. One such requirement is that the plan must state the maximum number of shares with respect to which award may be made to any employee during a specified period. Accordingly, the Second Restated 2002 Plan provides that no participant may be granted awards to acquire more than 500,000 shares in any year. The Company believes that stock options granted under the Plan can qualify as performance-based compensation and so compensation amounts arising in connection with such awards may not be subject to the loss deduction rule of Section 162(m). Stock awards may also qualify as performance-based compensation so long as they are subject to performance criteria that qualify under the applicable tax rules. If the stock awards so qualify, compensation amounts arising in connection with such awards may not be subject to this loss deduction rule. However, the Company may grant stock awards that are not subject to qualifying performance criteria and so it may not be able to deduct the full amount of compensation related to such stock awards to the extent the amount of compensation arising therefrom, together with other compensation paid to the affected executive officer, exceeds the Section 162(m) limit for the applicable year. Shareholder approval of this proposal will constitute shareholder approval of this limitation for Section 162(m) purposes.

Accounting Treatment

At the beginning of fiscal 2003, the Company adopted, on a prospective basis, Statement of Financial Accounting Standards (SFAS) No. 123, “Accounting for Stock-Based Compensation” (SFAS 123), and all employee stock option grants made since the beginning of fiscal 2003 have been or will be expensed ratably over the related vesting period based on the fair value at the date the options were granted. The Company adopted SFAS 123R, “Share-Based Payment (as amended)” (SFAS 123R) at the beginning of fiscal 2006, which requires companies to measure all employee stock-based compensation awards using a fair value method and record such expense in its consolidated financial statements.

In conjunction with the adoption of SFAS 123 at the beginning of fiscal 2003, the Company changed its method of attributing the value of stock-based compensation expense from the graded-vesting method to the straight-line method. Under the graded-vesting method, an award is accounted for as multiple awards, based on the number of vesting tranches, each tranche with a different requisite service period. The effect of graded-vesting attribution is to recognize more compensation expense in the early years of the overall vesting period. Compensation expense for all stock-based awards granted prior to fiscal 2003 will continue to be recognized using the graded-vesting method, while compensation expense for all stock-based awards granted subsequent to fiscal 2002 is being recognized using the straight-line method. SFAS 123R requires the estimation of the number of stock-based awards that will ultimately not complete their vesting requirements (forfeitures), and requires that the compensation expense recognized equals or exceeds the number of stock-based awards vested. While options and RSUs generally vest over five years with an equal amount vesting on each anniversary of the grant date, the Company’s plans allow for daily vesting of the pro-rata number of stock-based awards that would vest on the next anniversary of the grant date in the event of retirement or voluntary termination. As such, the Company does not reduce stock-based compensation for an estimate of forfeitures because this would result in less compensation expense recognized than the number of stock-based awards vested. The impact of actual forfeitures arising in the event of involuntary termination is recognized as actual forfeitures occur.

Vote Required

The affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting is required to adopt the Third Restated 2002 Plan.

The Board of Directors unanimously recommends that you vote FOR Proposal 2.

PROPOSAL 3:

INDEPENDENT PUBLIC ACCOUNTANTS AND ANNUAL REPORT

Subject to ratification by the shareholders at the Annual Meeting, the Audit Committee has selected KPMG to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending August 31, 2008. KPMG has issued its reports, included in the Company’s Form 10-K, on the audited consolidated financial statements of the Company and internal control over financial reporting for the fiscal year ended September 2, 2007. KPMG has served the Company as independent auditors since May 13, 2002. Representatives of KPMG are expected to be present at the Annual Meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

The affirmative vote of a majority of the votes cast on this proposal shall constitute ratification of the appointment of KPMG.

The Board of Directors unanimously recommends that you vote FOR Proposal 3.

OTHER MATTERS

Neither the Board of Directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Meeting and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

In order for a shareholder proposal to be included in the proxy statement for the 2009 annual meeting of shareholders, it must be received by the Company no later than August 13, 2008. Proposals may be mailed to the Company, to the attention of the Secretary, 999 Lake Drive, Issaquah, Washington 98027.

A shareholder who intends to present a proposal at the Company’s annual meeting in 2009, other than pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must provide the Company notice of such intention by at least October 31, 2008, or management of the Company will have discretionary voting authority at the 2009 annual meeting with respect to any such proposal without discussion of the matter in the Company’s proxy statement.

A copy of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission will be provided to shareholders without charge upon written request directed to Investor Relations. The Company makes available free of charge its Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to such reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after filing on or through our website at http://phx.corporate-ir.net/phoenix.zhtml?c=83830&p=irol-irhome.

By order of the Board of Directors,

Joel Benoliel

Secretary

APPENDIX A

THIRD RESTATED 2002 STOCK INCENTIVE PLAN

OF

COSTCO WHOLESALE CORPORATION

1.	Purpose of this Plan

The purpose of this Third Restated 2002 Stock Incentive Plan of Costco Wholesale Corporation is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: Options, and Stock Units.

2.	Definitions and Rules of Interpretation

2.1    Definitions. This Plan uses the following defined terms:

(a) “Administrator” means the Board, the Committee, or any officer or employee of the Company to whom the Board or the Committee delegates authority to administer this Plan.

(b) “Affiliate” means a “parent” or “subsidiary” (as each is defined in Section 424 of the Code) of the Company and any other entity that the Board or Committee designates as an “Affiliate” for purposes of this Plan.

(c) “Applicable Law” means the legal requirements relating to the administration of equity compensation plans, including under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, other U.S. federal and state laws, the Code, any stock exchange rules or regulations and the applicable laws, rules and regulations of any other country or jurisdiction where Awards are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.

(d) “Award” means a grant of an Option or an award of a Stock Unit in accordance with the terms of this Plan.

(e) “Award Shares” means shares of common stock covered by a Stock Award.

(f) “Board” means the board of directors of the Company.

(g) “Change of Control” means any transaction or event that the Board specifies as a Change of Control under Section 11.4.

(h) “Code” means the Internal Revenue Code of 1986.

(i) “Committee” means a committee composed of Company Directors appointed in accordance with the Company’s Articles of Incorporation and Bylaws and Section 4.

(j) “Company” means Costco Wholesale Corporation, a Washington corporation.

(k) “Company Director” means a member of the Board.

(l) “Consultant” means an individual who, or an employee of any entity that, provides bona fide services to the Company or an Affiliate not in connection with the offer or sale of securities in a capital-raising transaction, but who is not an Employee.

(m) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity among the

Company or an Affiliate for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director of the Company will not constitute an interruption of Continuous Service. Subject to Section 8.4(b), the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

(n) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(o) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(p) “Director” means a member of the board of directors of the Company or an Affiliate.

(q) “Divestiture” means any transaction or event that the Board specifies as a Divestiture under Section 11.5.

(r) “Employee” means a regular employee of the Company or an Affiliate, including an officer or Director, who is treated as an employee in the personnel records of the Company or an Affiliate, but not individuals who are classified by the Company or an Affiliate as: (i) leased from or otherwise employed by a third party, (ii) independent contractors, or (iii) intermittent or temporary workers. The Company’s or an Affiliate’s classification of an individual as an “Employee” (or as not an “Employee”) for purposes of this Plan shall not be altered retroactively even if that classification is changed retroactively for another purpose as a result of an audit, litigation or otherwise. A Participant shall not cease to be an Employee due to transfers between locations of the Company, or between the Company and an Affiliate, or to any successor to the Company or an Affiliate that assumes the Participant’s Award under Section 11. Neither service as a Director nor receipt of a director’s fee shall be sufficient to make a Director an “Employee.”

(s) “Exchange Act” means the Securities Exchange Act of 1934.

(t) “Executive” means an individual who is subject to Section 16 of the Exchange Act or who is a “Covered Employee”, in either case because of the individual’s relationship with the Company or an Affiliate.

(u) “Expiration Date” means, with respect to an Option, the date stated in the Award Agreement as the expiration date of the Option or, if no such date is stated in the Award Agreement, then the last day of the maximum exercise period for the Option, disregarding the effect of a Participant’s Termination or any other event that would shorten that period.

(v) “Fair Market Value” means the value of Shares as determined under Section 17.2.

(w) “Fundamental Transaction” means any transaction or event described in Section 11.3.

(x) “Grant Date” means the date the Administrator approves the grant of an Award. However, if the Administrator specifies that an Award’s Grant Date is a future date or the date on which a condition is satisfied, the Grant Date for such Award is that future date or the date that the condition is satisfied.

(y) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option under Section 422 of the Code and designated as an Incentive Stock Option in the Option Agreement for that Option.

(z) “Nonstatutory Option” means any Option other than an Incentive Stock Option.

(aa) “Non-Employee Director” means a Director of the Company who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(bb) “Objectively Determinable Performance Condition” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average shareowners’ equity; (vii) total shareowner return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) sales or revenue growth; (xix) overhead or other expense reduction; (xx) growth in shareowner value relative to the moving average of the S&P 500 Index or a peer group index; (xxi) credit rating; (xxii) strategic plan development and implementation; (xxiii) improvement in workforce diversity, and (xxiv) any other similar criteria. The Committee may appropriately adjust any evaluation of performance under a Objectively Determinable Performance Criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareowners for the applicable year.

(cc) “Option” means a right to purchase Shares of the Company granted under this Plan.

(dd) “Option Agreement” means the document evidencing the grant of an Option.

(ee) “Option Price” means the price payable under an Option for Shares, not including any amount payable in respect of withholding or other taxes.

(ff) “Outside Director” means a Company Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury

Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(gg) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(hh) “Plan” means this 2002 Stock Incentive Plan of Costco Wholesale Corporation, as amended and restated from time to time.

(ii) “Qualified Domestic Relations Order” means a judgment, order, or decree meeting the requirements of Section 414(p) of the Code.

(jj) “Rule 16b-3” means Rule 16b-3 adopted under Section 16(b) of the Exchange Act.

(kk) “Securities Act” means the Securities Act of 1933.

(ll) “Share” means a share of the common stock $.005 par value per share, of the Company or other securities substituted for the common stock under Section 11.

(mm) “Stock Award” means any right involving Shares granted under the Plan, including an Option or Stock Unit.

(nn) “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(oo) “Stock Unit” means an award giving the right to receive Shares granted under Section 9.1 below.

(pp) “Substitute Award” means an Award granted in substitution for, or upon the conversion of, an option granted by another entity to purchase equity securities in the granting entity.

(qq) “Termination” means that the Participant has ceased to be, with or without any cause or reason, an Employee, Director or Consultant; provided that unless otherwise determined by the Administrator, a Termination will not be deemed to occur in the case of a Consultant by virtue of Consultant’s ceasing to provide services to the Company if Consultant has completed the project for which the Consultant was engaged. However, if so determined by the Administrator, “Termination” shall not include a change in status from an Employee, Consultant or Director to another such status. An event that causes an Affiliate to cease being an Affiliate shall be treated as the “Termination” of that Affiliate’s Employees, Directors, and Consultants.

2.2    Rules of Interpretation. Any reference to a “Section,” without more, is to a Section of this Plan. Captions and titles are used for convenience in this Plan and shall not, by themselves, determine the meaning of this Plan. Except when otherwise indicated by the context, the singular includes the plural and vice versa. Any reference to a statute is also a reference to the applicable rules and regulations adopted under that statute. Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the effective date of this Plan and including any successor provisions.

3.	Shares Subject to this Plan; Term of this Plan

3.1    Number of Option Shares. Subject to adjustment under Section 11, the maximum number of Shares that may be granted as awards under the Plan is 10,000,000 plus (i) the number of Shares that are available for grant under the Plan prior to amendment, and (ii) any Shares covered by options or portions of options granted under these plans prior to the date this plan became effective that are subsequently cancelled or expire unexercised.

3.2    Limitation on Award of Stock Units. Subject to adjustment as provided in Section 11 below, the maximum number of Shares that may be issued shall be reduced by 1.75 Shares for each Share granted in a Stock Award in which the Participant is issued Shares without tendering to the Company payment of an amount in connection therewith equal to the Fair Market Value of such Shares on the date the Stock Award; provided however that, to the extent that previously-issued Shares are later forfeited under the terms and conditions of the Stock Award, then any Shares so forfeited shall not count against the limit set forth in this section 3.2.

3.3    Source of Shares. Award Shares may be authorized but unissued Shares. If an Award is terminated, expires, or otherwise becomes unexercisable without having been exercised in full, the unpurchased Shares that were subject to the Award shall revert to this Plan and shall again be available for future issuance under this Plan. Shares actually issued under this Plan in a Stock Option shall not be available for regrant even if repurchased by the Company.

3.4    Term of this Plan

(a) This Plan shall be effective on the date it has been both adopted by the Board and approved by the Company’s shareholders.

(b) Subject to Section 14, this Plan shall continue in effect for a period of ten years from the earlier of the date on which the Plan was adopted by the Board and the date on which the Plan was approved by the Company’s shareholders.

4.	Administration

4.1    General

(a) The Board shall have ultimate responsibility for administering this Plan. The Board may delegate certain of its responsibilities to a Committee, which shall consist of at least two members of the Board. The Board or the Committee may further delegate its responsibilities to any Employee of the Company or any Affiliate. Where this Plan specifies that an action is to be taken or a determination made by the Board, only the Board may take that action or make that determination. Where this Plan specifies that an action is to be taken or a determination made by the Committee, only the Committee may take that action or make that determination. Where this Plan references the “Administrator,” the action may be taken or determination made by the Board, the Committee, or other Administrator. However, only the Board or the Committee may approve Awards to Executives, and an Administrator other than the Board or the Committee may grant Options only within guidelines established by the Board or Committee. Moreover, all actions and determinations by any Administrator are subject to the provisions of this Plan.

(b) So long as the Company has registered and outstanding a class of equity securities under Section 12 of the Exchange Act, the Committee shall consist of Company Directors who are “Non-Employee Directors” and who are “Outside Directors.”

4.2    Authority of Administrator. Subject to the other provisions of this Plan, the Administrator shall have the authority:

(a) to make and determine the types of Awards, provided that no Non-Employee Director may be granted Awards for more than 12,000 shares in any fiscal year (subject to proportionate increase in the event of any share dividends or stock splits);

(b) to determine the Fair Market Value of Shares;

(c) to determine the Option Price;

(d) to determine Objective Determinable Performance Conditions;

(e) to select the Participants;

(f) to determine the times that Awards are granted;

(g) to determine the number of Shares subject to each Award;

(h) to determine the types of payment that may be used to acquire Award Shares; (i) to determine the types of payment that may be used to satisfy withholding tax obligations;

(i) to determine the other terms of each Award, including but not limited to the time or times at which Options may be exercised, whether and under what conditions an award is assignable, and whether an Option is a Nonstatutory Option or an Incentive Stock Option;

(j) to modify or amend any Award, including, without limitation, to extend the period during which an Option may be exercised, but neither the Board nor the Committee shall have the authority to reduce the Option Price of any outstanding Option without obtaining the approval of the Company’s shareholders;

(k) to authorize any person to sign any Award Agreement or other document related to this Plan on behalf of the Company;

(l) to determine the form of any Award Agreement or other document related to this Plan, and whether that document, including signatures, may be in electronic form;

(m) to interpret this Plan and any Award Agreement or document related to this Plan;

(n) to correct any defect, remedy any omission, or reconcile any inconsistency in this Plan, any Award Agreement or any other document related to this Plan;

(o) to adopt, amend, and revoke rules and regulations under this Plan, including rules and regulations relating to sub-plans and Plan addenda;

(p) to adopt, amend, and revoke rules and procedures relating to the operation and administration of this Plan to accommodate non-U.S. Participants and the requirements of Applicable Law such as: (i) rules and procedures regarding the conversion of local currency, withholding procedures and the handling of stock certificates to comply with local practice and requirements, and (ii) sub- plans and Plan addenda for non-U.S. Participants;

(q) to determine whether a transaction or event should be treated as a Change of Control, a Divestiture or neither;

(r) to determine the effect of a Fundamental Transaction and, if the Board determines that a transaction or event should be treated as a Change of Control or a Divestiture, then the effect of that Change of Control or Divestiture; and

(s) to make all other determinations the Administrator deems necessary or advisable for the administration of this Plan.

4.3 Scope of Discretion. Subject to the last sentence of this Section 4.3, on all matters for which this Plan confers the authority, right or power on the Board, the Committee, or other Administrator to make decisions, that body may make those decisions in its sole and absolute discretion. Moreover, but again subject to the last sentence of this Section 4.3, in making those decisions the Board, Committee or other Administrator need not treat all persons eligible to receive Awards, all Participants, all Awards or all Award Shares the same way. However, the discretion of the Board, Committee or other Administrator is subject to the specific provisions and specific limitations of this Plan, as well as all rights conferred on specific Participants by Award Agreements and other agreements.

5.	Persons Eligible to Receive Awards

5.1    Eligible Individuals. Awards may be granted to, and only to, Employees, Directors and Consultants, including to prospective Employees, Directors and Consultants conditioned on the beginning of their service for the Company or an Affiliate.

5.2    Section 162(m) Limitation.

(a) So long as the Company is a “publicly held corporation” within the meaning of Section 162(m) of the Code: (a) no Employee or prospective Employee may be granted one or more Stock Awards within any fiscal year of the Company to purchase or receive more than 500,000 Shares, subject to adjustment under Section 11, and (b) Awards may be granted to an Executive only by the Committee (and, notwithstanding Section 4.1(a), not by the Board).

(b) Any Stock Unit that is intended as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code must vest or become exercisable contingent on the achievement of one or more Objectively Determinable Performance Conditions. Subject to the limitations included in Sections 3.2, the Committee shall have the discretion to determine the time and manner of compliance with Section 162(m) of the Code. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Objectively Determinable Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock.

(c) Notwithstanding satisfaction of any completion of any Objectively Determinable Performance Criteria, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of Shares, Options or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Objectively Determinable Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

6.	Terms and Conditions of Options

The following rules apply to all Options:

6.1    Price. No Option may have an Option Price less than 100% of the Fair Market Value of the Shares on the Grant Date.

6.2    Term. No Option shall be exercisable after its Expiration Date. No Option may have an Expiration Date that is more than ten years after its Grant Date.

6.3    Vesting.

(a) Options shall be exercisable in accordance with a schedule related to the Grant Date, the date the Participant’s directorship, employment or consultancy begins, or a different date specified in the Option Agreement evidencing such Option; provided that no Option shall be exercisable until one year from the Grant Date except as provided below.

(b) For Options granted after October 10, 2003, the Administrator shall have the authority in its discretion to permit the exercise of an Option prior to the expiration of one year from the Grant Date based on the Pro Rata Number of Shares formula in Section 8.4(a) hereof and in an amount not to exceed 20% of the Option Shares granted on that Grant Date. In the event that the Participant, whether voluntarily or involuntarily, experiences a change to an employment status or position in the Company that is not eligible for Option grants or is eligible for a lesser number of Options, except as otherwise determined by the Administrator the Option Shares shall cease to vest at the time of such change, except that the Participant shall be entitled to a vesting of a Pro Rata Number of Shares computed in accordance with Section 8.4(a) using the next anniversary of the Grant Date following the change in status.

(c) Grants to Non-Employee Directors shall be vested and exercisable at the Grant Date.

6.4    Form of Payment.

(a) The Administrator shall determine the acceptable form and method of payment for exercising an Option.

(b) Acceptable forms of payment for all Option Shares are cash, check or wire transfer, denominated in U.S. dollars except as specified by the Administrator for non-U.S. Employees or non-U.S. sub-plans.

(c) In addition, the Administrator may permit payment to be made by any of the following methods:

(i) other Shares, or the designation of other Shares, which (A) in the case of Shares acquired upon exercise of an option (whether or not under this Plan) have been owned by the Participant for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the Option Price of the Shares as to which the Option is being exercised;

(ii) provided that a public market exists for the Shares, through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) under which the Participant irrevocably elects to exercise the Option and the NASD Dealer irrevocably commits to forward an amount equal to the Option Price, directly to the Company, upon receipt of the Option Shares (a “Cashless Exercise”);

(iii) any combination of the methods of payment permitted by any paragraph of this Section 6.4.

(d) The Administrator may also permit any other form or method of payment for Option Shares permitted by Applicable Law.

6.5    Nonassignability of Awards. Except as determined by the Administrator, no Award shall be assignable or otherwise transferable by the Participant except (a) by will or by the laws of descent and distribution, (b) to a grantor trust or partnership established for estate planning purposes to the extent permitted by Applicable Laws, or (c) in accordance with a Qualified Domestic Relations Order.

7.	Incentive Stock Options

The following rules apply only to Incentive Stock Options and only to the extent these rules are more restrictive than the rules that would otherwise apply under this Plan. With the consent of the Participant, or where this Plan provides that an action may be taken notwithstanding any other provision of this Plan, the Administrator may deviate from the requirements of this Section, notwithstanding that any Incentive Stock Option modified by the Administrator will thereafter be treated as a Nonstatutory Option.

7.1    The Expiration Date of an Incentive Stock Option shall not be later than ten years from its Grant Date, with the result that no Incentive Stock Option may be exercised after the expiration of ten years from its Grant Date.

7.2    No Incentive Stock Option may be granted more than ten years from the date this Plan was approved by the Board.

7.3    Options intended to be incentive stock options under Section 422 of the Code that are granted to any single Participant under all incentive stock option plans of the Company and its Affiliates, including Incentive Stock Options granted under this Plan, may not vest at a rate of more than $100,000 in Fair Market Value of stock (measured on the grant dates of the options) during any calendar year. For this purpose, an option vests with respect to a given share of stock the first time its holder may purchase that share, notwithstanding any right of the Company to repurchase that share. Unless the Administrator specifies otherwise in the related agreement governing the Option, this vesting limitation shall be applied by, to the extent necessary to satisfy this $100,000 rule, treating certain stock options that were intended to be incentive stock options under Section 422 of the Code as Nonstatutory Options. The stock options or portions of stock options to be reclassified as Nonstatutory Options are those with the highest option prices, whether granted under this Plan or any other equity compensation plan of the Company or any Affiliate that permits that treatment. This Section 7.3 shall not cause an Incentive Stock Option to vest before its original vesting date or cause an Incentive Stock Option that has already vested to cease to be vested.

7.4    In order for an Incentive Stock Option to be exercised for any form of payment other than those described in Section 6.4(b), that right must be stated in the Option Agreement relating to that Incentive Stock Option.

7.5    Any Incentive Stock Option granted to a Ten Percent Shareholder (as defined below), must have an Expiration Date that is not later than five years from its Grant Date, with the result that no such Option may be exercised after the expiration of five years from the Grant Date. A “Ten Percent Shareholder” is any person who, directly or by attribution under Section 424(d) of the Code, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate on the Grant Date.

7.6    The Option Price of an Incentive Stock Option shall never be less than the Fair Market Value of the Shares at the Grant Date. The Option Price for the Shares covered by an Incentive Stock Option granted to a Ten Percent Shareholder shall never be less than 110% of the Fair Market Value of the Shares at the Grant Date.

7.7    Incentive Stock Options may be granted only to Employees. If an Participant changes status from an Employee to a Consultant, that Participant’s Incentive Stock Options become Nonstatutory Options if not exercised within the time period described in Section 7.9.

7.8    No rights under an Incentive Stock Option may be transferred by the Participant, other than by will or the laws of descent and distribution. During the life of the Participant, an Incentive Stock Option may be exercised only by the Participant. The Company’s compliance with a Qualified Domestic Relations Order, or the exercise of an Incentive Stock Option by a guardian or conservator appointed to act for the Participant, shall not violate this Section 7.8.

7.9    An Incentive Stock Option shall be treated as a Nonstatutory Option if it remains exercisable after, but is not exercised within, the three-month period beginning with the Participant’s Termination for any reason other than the Participant’s death or disability (as defined in Section 22(c) of the Code). In the case of Termination due to death, an Incentive Stock Option shall continue to be treated as an Incentive Stock Option if it remains exercisable after, but is not exercised within, that three-month period provided it is exercised before the Expiration Date. In the case of Termination due to disability, an Incentive Stock Option shall be treated as a Nonstatutory Option if it remains exercisable after, but is not exercised within, one year after the Participant’s Termination.

8.	Exercise of Options; Termination

8.1    In General. An Option shall be exercisable in accordance with this Plan, the Option Agreement under which it is granted, and as prescribed by the Administrator.

8.2    Time of Exercise. Options shall be considered exercised when the Company receives: (a) written notice of exercise from the person entitled to exercise the Option, (b) full payment, or provision for payment, in a form and method approved by the Administrator, for the Shares for which the Option is being exercised, and (c) with respect to Nonstatutory Options, payment, or provision for payment, in a form approved by the Administrator, of all applicable withholding taxes due upon exercise. An Option may not be exercised for a fraction of a Share.

8.3    Issuance of Option Shares. The Company shall issue Option Shares in the name of the person properly exercising an Option. If the Participant is that person and so requests, the Option Shares shall be issued in the name of the Participant and the Participant’s spouse. The Company shall endeavor to issue Option Shares promptly after an Option is exercised. However, until Option Shares are actually issued, as evidenced by the appropriate entry on the stock books of the Company or its transfer agent, no right to vote or receive dividends or other distributions, and no other rights as a shareholder, shall exist with respect to the Option Shares, even though the Participant has completed all the steps necessary to exercise the Option. No adjustment shall be made for any dividend, distribution, or other right for which the record date precedes the date the Option Shares are issued, except as provided in Section 11.

8.4    Termination

(a) In General. Except as provided by the Administrator, including in an Award Agreement, after an Participant’s Termination, except as otherwise provided in Sections 8.4(b), (c), (d) and (e), the Participant’s Options shall be exercisable to purchase, or Awards shall be fully vested as to, (A) the number of Shares for which such Awards have vested on the date of that Termination plus (B) (in the event the Award only vests in annual increments and such Termination occurs after the one year anniversary of the Grant Date) the Pro Rata Number of Shares for which the Award would have become vested on the next anniversary of the Grant Date following Termination. As used in this Section 8, the “Pro Rata Number of Shares” shall be equal to (a) the additional number of Shares that would have become vested on the next anniversary of the Grant Date following Termination, multiplied by (b) a fraction, the numerator of which shall be the number of days from the anniversary of the Grant Date preceding Termination and the denominator of which shall be 365, rounded to the nearest whole Share. Except as otherwise provided by the Administrator or in the Award Agreement, such Options shall only be exercisable during the period ending 30 days after the Termination for Options granted prior to July 21, 2005 and the period ending 120 days after Termination for Options granted after July 21, 2005 , but in no event after the Expiration Date. To the extent the Participant does not exercise an Option within the time specified for exercise, the Option shall automatically terminate.

(b) Leaves of Absence. Unless otherwise provided in the Award Agreement, no Option may be exercised more than 90 days after the beginning of a leave of absence, other than a personal or medical leave approved by the Administrator with employment guaranteed upon return. Unless otherwise determined by the Administrator, Options shall not continue to vest during a leave of absence, other than an approved personal or medical leave with employment guaranteed upon return.

(c) Death or Disability. In the event of the death of an Participant who at the date of death either (i) was an officer of the Company with the title of Assistant Vice President or above or (ii) had been employed by the Company for ten or more continuous years, all Awards that were granted to that Participant with vesting provisions tied to continuation of employment, but are unvested as of the date of the Participant’s death shall become vested, effective as of the date of death. In the event of the death of a Participant who at the date of death is an Employee but qualifies under neither clause (i) or (ii) of the previous sentence, 50% of the Awards that were granted to that Participant but unvested on the date of the Participant’s death shall become vested, effective as of the date of death. Unless otherwise provided by the Administrator, if a Participant’s Termination is due to death or disability (as determined by the Administrator with respect to Nonstatutory Options and as defined by Section 22(e) of the Code with respect to Incentive Stock Options), all Options of that Participant may be exercised for one year after that Termination, but in no event after the Expiration Date. In the case of Termination of an Employee due to death, such Options shall be exercisable to purchase the number of shares for which the Options were vested as of the Termination Date in accordance with the first two sentences of this Section 8.4(c). In the case of Termination due to disability, such Options shall be exercisable to purchase (A) the number of Shares for which such Options have vested as of the Termination Date, plus (B) the Pro Rata Number of Shares (as defined in Section 8.4(a)) for which the Option would have vested on the next anniversary of the Grant Date (in the event the Option only vests in annual increments and such Termination occurs after the one year anniversary of the Grant Date). In the case of Termination due to death, an Option may be exercised as provided in Section 16. In the case of Termination due to disability, if a guardian or conservator has been appointed to act for the Participant and been granted this authority as part of that appointment, that guardian or conservator may exercise the Option on behalf of the Participant. Death or disability occurring after a Participant’s Termination shall not cause the Termination to be treated as having occurred due to death or disability. To the extent an Option is not so exercised within the time specified for its exercise, the Option shall automatically terminate.

(d) Divestiture. If a Participant’s Termination is due to a Divestiture, the Board may take any one or more of the actions described in Section 11.3 or 11.4.

(e) Termination for Cause. If a Participant’s Termination is due to Cause (as defined below), all of the Participant’s Options shall automatically terminate and cease to be exercisable at the time of Termination. “Cause” means dishonesty, fraud, misconduct, disclosure or misuse of confidential information, conviction of, or a plea of guilty or no contest to, a felony or similar offense, habitual absence from work for reasons other than illness, intentional conduct that could cause significant injury to the Company or an Affiliate, or habitual abuse of alcohol or a controlled substance, in each case as determined by the Administrator.

9.	Provisions of Stock Units

9.1    Stock Unit Awards. Each Award Agreement reflecting the issuance of a Stock Unit shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of such agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each such agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a) Consideration. A Stock Unit may be awarded in consideration for such property or services as is permitted under Applicable Law, including for past services actually rendered to the Company or an Affiliate for its benefit.

(b) Vesting; Restrictions. Shares of Common Stock awarded under the agreement reflecting a Stock Unit award may, but need not, be subject to a Share repurchase option, forfeiture restriction or other conditions in favor of the Company in accordance with a vesting or lapse schedule to be determined by the Board.

(i) Accelerated Vesting; Non Executive Directors. Grants to non-executive directors of restricted stock units shall vest upon retirement as follows:

(1) after five years of service, at retirement 50% of otherwise unvested units will vest; and

(2) after ten years of service, at retirement 100% of otherwise unvested units will vest.

(ii) Accelerated Vesting; Long Term Employees. Grants to long term employees of restricted stock units shall vest upon retirement as follows:

(1) one-third of otherwise unvested awards shall vest at retirement after 25 years of service;

(2) two-thirds of otherwise unvested awards shall vest at retirement after 30 years of service; and

(3) 100% of otherwise unvested awards shall vest at retirement after 35 years of service.

(c) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may reacquire any or all of the Shares of Common Stock held by the Participant which have not vested or which are otherwise subject to forfeiture or other conditions as of the date of termination under the terms of the agreement.

(d) Transferability. Rights to acquire Shares of Common Stock under a Stock Unit agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the agreement remains subject to the terms of the agreement.

10.	Consulting or Employment Relationship.

Nothing in this Plan or in any Award Agreement, and no Award shall: (a) interfere with or limit the right of the Company or any Affiliate to terminate the employment or consultancy of any Participant at any time, whether with or without cause or reason, and with or without the payment of severance or any other compensation or payment, or (b) interfere with the application of any provision in any of the Company’s or any Affiliate’s charter documents or Applicable Law relating to the election, appointment, term of office, or removal of a Director.

11.	Certain Transactions and Events

11.1    In General. Except as provided in this Section 11, no change in the capital structure of the Company, merger, sale or other disposition of assets or a subsidiary, change of control, issuance by the Company of shares of any class of securities convertible into shares of any class, conversion of securities, or other transaction or event shall require or be the occasion for any adjustments of the type described in this Section 11.

11.2    Changes in Capital Structure. In the event of any stock split, reverse stock split, recapitalization, combination or reclassification of stock, stock dividend, spin-off, extraordinary cash dividend or similar change to the capital structure of the Company (not including a Fundamental Transaction or Change of Control), the Board shall make appropriate and equitable adjustments to preserve the value of outstanding and future Awards, including adjustments to: (a) the number and type of Awards that may be granted under this Plan, (b) the number and type of Awards that may be granted to any individual under this Plan, (c) the terms of any SAR, (d) the Purchase Price of any Stock Award, and (e) the Option Price and number and class of securities issuable under each outstanding Option. Subject to the foregoing requirement, the specific form of any such adjustments shall be determined by the Board. Unless the Board specifies otherwise, any securities issuable as a result of any such adjustment shall be rounded to the next lower whole security.

11.3    Fundamental Transactions. If the Company merges with another entity in a transaction in which the Company is not the surviving entity or if, as a result of any other transaction or event, other securities are substituted for the Shares or Shares may no longer be issued (each a “Fundamental Transaction”), then, notwithstanding any other provision of this Plan, the Board shall do one or more of the following contingent on the closing or completion of the Fundamental Transaction: (a) arrange for the substitution of options or other compensatory awards of equity securities other than Shares (including, if appropriate, equity securities of an entity other than the Company) in exchange for Stock Awards, (b) accelerate the vesting and termination of outstanding Stock Awards so that Stock Awards can be exercised in full before or otherwise in connection with the closing or completion of the transaction or event but then terminate or (c) cancel Stock Awards in exchange for cash payments to Participants. The Board need not adopt the same rules for each Stock Award or each Participant.

11.4    Changes of Control. The Board may also, but need not, specify that other transactions or events constitute a “Change of Control.” The Board may do that either before or after the transaction or event occurs. Examples of transactions or events that the Board may treat as Changes of Control are: (a) the Company or an Affiliate is a party to a merger, consolidation, amalgamation, or other transaction in which the beneficial shareholders of the Company, immediately before the transaction, beneficially own securities representing 50% or less of the total combined voting power or value of the Company immediately after the transaction, (b) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, acquires securities holding 30% or more of the total combined voting power or value of the

Company, or (c) as a result of or in connection with a contested election of Company Directors, the persons who were Company Directors immediately before the election cease to constitute a majority of the Board. In connection with a Change of Control, notwithstanding any other provision of this Plan, the Board may take any one or more of the actions described in Section 11.3. In addition, the Board may extend the date for the exercise of Options (but not beyond their original Expiration Date). The Board need not adopt the same rules for each Option or each Optionee.

11.5    Divestiture. If the Company or an Affiliate sells or otherwise transfers equity securities of an Affiliate to a person or entity other than the Company or an Affiliate, or leases, exchanges or transfers all or any portion of its assets to such a person or entity, then the Board, in its sole and absolute discretion, may specify that such transaction or event constitutes a “Divestiture.” In connection with a Divestiture, notwithstanding any other provision of this Plan, the Board may take one or more of the actions described in Section 11.3 or 11.4 with respect to Awards or Award Shares held by, for example, Employees, Directors or Consultants for whom that transaction or event results in a Termination. The Board need not adopt the same rules for each Award or each Participant.

11.6    Dissolution. If the Company adopts a plan of dissolution, the Board may, in its sole and absolute discretion, cause Awards to be fully vested and exercisable (but not after their Expiration Date) before the dissolution is completed but contingent on its completion and may cause the Company’s repurchase rights on Award Shares to lapse upon completion of the dissolution. To the extent not exercised before the earlier of the completion of the dissolution or their Expiration Date, Options shall terminate just before the dissolution is completed. The Board need not adopt the same rules for each Option or each Optionee.

11.7    Substitute Awards. The Board may cause the Company to grant Substitute Awards in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger) or all or a portion of the assets of any entity. Any such substitution shall be effective when the acquisition closes. Substitute Awards that are Options may be Nonstatutory Options or Incentive Stock Options. Unless and to the extent specified otherwise by the Board, Substitute Awards shall have the same terms and conditions as the options they replace, except that (subject to Section 11) substitute options shall be Options to purchase Shares rather than equity securities of the granting entity and shall have an Option Price that, as determined by the Board in its sole and absolute discretion, properly reflects the substitution.

11.8    Cut-Back to Preserve Benefits. If the Administrator determines that the net after-tax amount to be realized by any Participant, taking into account any accelerated vesting, termination of repurchase rights, or cash payments to that Participant in connection with any transaction or event addressed in this Section 11 would be greater if one or more of those steps were not taken with respect to that Participant’s Awards or Award Shares, then and to that extent one or more of those steps shall not be taken.

12.	Withholding and Tax Reporting

12.1    Tax Withholding Alternatives. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Shares under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold Shares from the Shares otherwise issuable to the Participant as a result of the exercise or acquisition of stock under the Stock Award; or

(iii) delivering to the Company owned and unencumbered Shares. Withholding obligations with respect to Cash Awards shall be satisfied through the Company’s withholding of the appropriate amount from cash to be paid under the Cash Award or, if provision is made prior to payment of the Award, by withholding from the Participant’s current cash compensation.

12.2    Reporting of Dispositions. Any holder of Option Shares acquired under an Incentive Stock Option shall promptly notify the Administrator in writing of the sale or other disposition of any of those Option Shares if the disposition occurs during: (a) the longer of two years after the Grant Date of the Incentive Stock Option and one year after the date the Incentive Stock Option was exercised, or (b) such other period as the Administrator has established.

13.	Compliance with Law

The grant of Awards and the issuance and subsequent transfer of Award Shares shall be subject to compliance with all Applicable Law, including all applicable securities laws. Options may not be exercised, and Option Shares may not be transferred, in violation of Applicable Law. Thus, for example, Options may not be exercised unless: (a) a registration statement under the Securities Act is then in effect with respect to the related Option Shares, or (b) in the opinion of legal counsel to the Company, those Option Shares may be issued in accordance with an applicable exemption from the registration requirements of the Securities Act and any other applicable securities laws. The failure or inability of the Company to obtain from any regulatory body the authority considered by the Company’s legal counsel to be necessary or useful for the lawful issuance of any Award Shares or their subsequent transfer shall relieve the Company of any liability for failing to issue those Award Shares or permitting their transfer. As a condition to the exercise of any Option or the transfer of any Award Shares, the Company may require the Participant to satisfy any requirements or qualifications that may be necessary or appropriate to comply with or evidence compliance with any Applicable Law.

14.	Amendment or Termination of this Plan or Outstanding Awards

14.1    Amendment and Termination. The Board may at any time amend, suspend, or terminate this Plan.

14.2    Shareholder Approval. The Company shall obtain the approval of the Company’s shareholders for any amendment to this Plan if shareholder approval is necessary or desirable to comply with any Applicable Law, with the requirements applicable to the grant of Options intended to be Incentive Stock Options or if the amendment would materially enhance the benefits available to participants under the Plan. The Board may also, but need not, require that the Company’s shareholders approve any other amendments to this Plan. Unless a greater vote is required by Applicable Law, any amendment to the Plan shall be deemed approved if such amendment receives more affirmative votes than negative votes at a shareholders’ meeting at which a quorum is present.

14.3    Cancellation and Re-Grant of Options. The Company may not reprice any outstanding Stock Awards under the Plan, including implement any program whereby outstanding Stock Awards will be cancelled and replaced with Stock Awards bearing a lower purchase or exercise price, without first obtaining the approval of the shareholders of the Company; provided however that this Section 14.3 shall in no way limit the Company’s ability to adjust Stock Awards as provided under Section 11 above.

14.4    Effect. No amendment, suspension, or termination of this Plan, and no modification of any Award even in the absence of an amendment, suspension, or termination of this Plan, shall impair any existing contractual rights of any Participant unless the affected Participant consents to the amendment, suspension, termination, or modification. However, no such consent shall be required if the Administrator determines in its sole and absolute discretion that the amendment, suspension, termination, or modification: (a) is required or advisable in order for the Company, the Plan or the Award to satisfy Applicable Law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (b) in connection with any transaction or event described in Section 11, is in the best interests of the Company or its shareholders. The Administrator may, but need not, take the tax consequences to affected Participants into consideration in acting under the preceding sentence. Termination of this Plan shall not affect the Administrator’s ability to exercise the powers granted to it under this Plan with respect to Awards granted before the termination, or Award Shares issued under such Awards, even if those Award Shares are issued after the termination.

15.	Reserved Rights

15.1    Nonexclusivity of this Plan. This Plan shall not limit the power of the Company or any Affiliate to adopt other incentive arrangements including, for example, the grant or issuance of stock options, stock, or other equity-based rights under other plans or independently of any plan.

15.2    Unfunded Plan. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants, any such accounts will be used merely as a convenience. The Company shall not be required to segregate any assets on account of this Plan, the grant of Awards, or the issuance of Award Shares. The Company and the Administrator shall not be deemed to be a trustee of stock to be awarded under this Plan. Any obligations of the Company to any Participant shall be based solely upon contracts entered into under this Plan, such as Award Agreements. No such obligation shall be deemed to be secured by any pledge or other encumbrance on any assets of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any such obligation.

16.	Beneficiaries

A Participant may file a written designation of one or more beneficiaries who are to receive the Participant’s rights under the Participant’s Options after the Participant’s death. A Participant may change such a designation at any time by written notice. If a Participant designates a beneficiary, the beneficiary may exercise the Participant’s Options after the Participant’s death. If a Participant dies when the Participant has no living beneficiary designated under this Plan, the Company shall allow the executor or administrator of the Participant’s estate to exercise the Option or, if there is none, the person entitled to exercise the Option under the Participant’s will or the laws of descent and distribution. In any case, no Option may be exercised after its Expiration Date.

17.	Miscellaneous

17.1    Governing Law. This Plan and all determinations made and actions taken under this Plan shall be governed by the substantive laws, but not the choice of law rules, of the State of Washington.

17.2    Determination of Value. Fair Market Value shall be determined as follows:

(a) Listed Stock. If the Shares are traded on any established stock exchange or quoted on a national market system, Fair Market Value shall be the closing sales price for the Shares as quoted on that stock exchange or system for the date the value is to be determined (the “Value Date”) as reported in The Wall Street Journal or a similar publication. If no sales are reported as having occurred on the Value Date, Fair Market Value shall be that closing sales price for the last preceding trading day on which sales of Shares are reported as having occurred. If no sales are reported as having occurred during the five trading days before the Value Date, Fair Market Value shall be the closing bid for Shares on the Value Date. If Shares are listed on multiple exchanges or systems, Fair Market Value shall be based on sales or bids on the primary exchange or system on which Shares are traded or quoted.

(b) Stock Quoted by Securities Dealer. If Shares are regularly quoted by a recognized securities dealer but selling prices are not reported on any established stock exchange or quoted on a national market system, Fair Market Value shall be the mean between the high bid and low asked prices on the Value Date. If no prices are quoted for the Value Date, Fair Market Value shall be the mean between the high bid and low asked prices on the last preceding trading day on which any bid and asked prices were quoted.

(c) No Established Market. If Shares are not traded on any established stock exchange or quoted on a national market system and are not quoted by a recognized securities dealer, the Administrator will determine Fair Market Value in good faith. The Administrator will consider the following factors, and any others it considers significant, in determining Fair Market Value: (i) the price at which other securities of the Company have been issued to purchasers other than Employees, Directors, or Consultants, (ii) the Company’s net worth, prospective earning power, dividend-paying capacity, and non-operating assets, if any, and (iii) any other relevant factors, including the economic outlook for the Company and the Company’s industry, the Company’s position in that industry, the Company’s goodwill and other intellectual property, and the values of securities of other businesses in the same industry.

17.3    Reservation of Shares. During the term of this Plan, the Company will at all times reserve and keep available such number of Shares as are still issuable under this Plan.

17.4    Electronic Communications. Any Award Agreement, notice of exercise of an Option, or other document required or permitted by this Plan may be delivered in writing or, to the extent determined by the Administrator, electronically. Signatures may also be electronic if permitted by the Administrator.

17.5    Escrow of Shares. To enforce any restriction applicable to Shares issued under the Plan, the Board or the Committee may require a Participant or other holder of such Shares to deposit the certificates representing such Shares, with approved stock powers or other transfer instruments endorsed in blank, with the Company or an agent of the Company until the restrictions have lapsed. Such certificates (or other notations representing the Shares) may bear a legend or legends referencing the applicable restrictions.

17.6    Notices. Unless the Administrator specifies otherwise, any notice to the Company under any Award Agreement or with respect to any Awards or Award Shares shall be in writing (or, if so authorized by Section 17.4, communicated electronically), shall be addressed to the Secretary of the Company, and shall only be effective when received by the Secretary of the Company.

17.7    Arbitration. Any dispute arising out of or relating to the Plan or any Award Agreement, including (without limitation) breach, termination or the validity thereof, shall be finally resolved by arbitration by a sole arbitrator in Seattle, Washington in accordance with the CPR Rules of Non-Administered Arbitration, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof.

  PRINTED ON RECYCLED PAPER

999 LAKE DRIVE ISSAQUAH, WA 98027

BROADRIDGE

FINANCIAL SOLUTIONS, INC.

ATTENTION:

TEST PRINT

51 MERCEDES WAY

EDGEWOOD, NY

11717

For registered shares, your proxy must be received by 11:69 P.M. (Eastern Time) on January 28, 2008.

For shares in a benefit plan account, your proxy must be received by

11:59 P.M. (Eastern Time) on January 22, 2008.

VOTE BY INTERNET—www.proxvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on January 28, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER

COMMUNICATIONS

If you would like to reduce the costs incurred by Costco Wholesale Corporation mailing proxy materials, you can consent to receiving all future proxy statement, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE -1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EasternTime on January 28, 2008. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL -

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Costco Wholesale Corporation. c/o Broadridge, 51 Mercedes

Way, Edgewood, NY 11717.

NAME

COSTCO WHOLESALE CORPORATION

COSTCO WHOLESALE CORPORATION

COSTCO WHOLESALE CORPORATION

COSTCO WHOLESALE CORPORATION

COSTCO WHOLESALE CORPORATION

COSTCO WHOLESALE CORPORATION

COSTCO WHOLESALE CORPORATION

COSTCO WHOLESALE CORPORATION

123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

            COSTC 1

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

COSTCO WHOLESALE CORPORATION

THE BOARD RECOMMENDS A VOTE “FOR” ITEMS 1,2 AND 3.

02

For All Except

For All

0000000000

Withhold All

215063169272

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. Election of Class III Directors:

01) Susan L. Decker

02) Richard D. DiCerchio

03) Richard M. Libenson

04) John W. Meisenbach

05) Charles T. Munger

For Against Abstain

2. Amendment to the Second Restated 2002 Stock Incentive Plan.

3. Ratification of selection of independent auditors.

For address changes and/or comments, please check this box and write them on the back where indicated.

Please sign as name(s) appear(s) on this proxy, and date this proxy. If a joint account, each joint owner must sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.

BROADRIDGE

FINANCIAL SOLUTIONS, INC.

ATTENTION:

TEST PRINT

51 MERCEDES WAY

EDGEWOOD, NY

11717

Signature [PLEASE SIGN WITHIN BOX] Date

P54481

Signature (Joint Owners)

Date

123,456,789,012 22160KI05

Costco Wholesale Corporation

Annual Meeting of Shareholders

Tuesday, January 29,2008

4:00 p.m. Meydenbauer Center

Center Hall B

11100 NE 6th Street

Bellevue, Washington 98004

PROXY

Costco Wholesale Corporation

999 Lake Drive, Issaquah, Washington 98027

PROXY FOR THE JANUARY 29,2008 ANNUAL MEETING OF SHAREHOLDERS This Proxy is Solicited by the Board of Directors of Costco Wholesale Corporation

The undersigned shareholder of Costco Wholesale Corporation (the “Company”) hereby appoints Jeffrey H. Brotman and James D. Sinegal, and each of them, the lawful attorneys and proxies of the undersigned, each with several powers of substitution, to vote all of the shares of Common Stock of the Company held of record by the undersigned on November 23, 2007, at the Annual Meeting of Shareholders to be held at the Meydenbauer Center, Center Hall B, 11100 NE 61th Street, Bellevue, Washington 98004, on Tuesday, January 29, 2008 at 4:00 p.m., local time, and at any and all adjournments thereof, with all the powers the undersigned would possess if personally present, upon all matters set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement.

Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy and in the discretion of the proxy holders as to any other matter that may properly come before the Annual Meeting of Shareholders. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS.

Address/Comments:

(If you noted any address changes/comments above please, mark corresponding box on other side.) (Continued and to be signed and dated on the reverse side and returned promptly in the enclosed envelope)